Exhibit 2.3

NEXA RESOURCES S.A.
as Issuer,

NEXA RESOURCES CAJAMARQUILLA S.A.

and

NEXA RECURSOS MINERAIS S.A.
as Guarantors,

and

THE BANK OF NEW YORK MELLON
as Trustee, Principal Paying Agent, Transfer Agent and Registrar,

Indenture

Dated as of April 9, 2024

U.S.$600,000,000

6.750% Senior Unsecured Notes due 2034

Table of Contents

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ii

iii

iv

Section 15.3.Persons Entitled to Vote at Meetings	94
Section 15.4.Quorum; Action	94
Section 15.5.Determination of Voting Rights; Conduct and Adjournment of Meetings	95
Section 15.6.Counting Votes and Recording Action of Meetings	95

EXHIBITS

Exhibit A — FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF RESTRICTED GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY

Exhibit B — FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF REGULATION S GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY

Exhibit C-1 — FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO RESTRICTED GLOBAL SECURITY

Exhibit C-2 — FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO REGULATION S GLOBAL SECURITY

Exhibit D-1 — FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF NON-GLOBAL REGULATION S SECURITY TO RESTRICTED GLOBAL SECURITY

Exhibit D-2 — FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF NON-GLOBAL REGULATION S SECURITY TO REGULATION S GLOBAL SECURITY

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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THIS INDENTURE, dated as of April 9, 2024, among Nexa Resources S.A., a public limited liability company validly organized under the laws of the Grand Duchy of Luxembourg having its registered office at 37A Avenue J.F. Kennedy, L-1855, Luxembourg, Grand Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés in Luxembourg under number B 185.489 (the “Issuer”), Nexa Resources Cajamarquilla S.A., a corporation (sociedad anónima) validly organized under the laws of the Republic of Peru (“Nexa CJM”), Nexa Recursos Minerais S.A., a corporation (sociedade anônima) validly organized under the laws of the Federative Republic of Brazil (“Nexa Brazil”, and, together with Nexa CJM, the “Guarantors”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), a paying agent (the “Principal Paying Agent” and any other paying agents to be appointed hereunder, the “Paying Agents”), transfer agent (the “Transfer Agent”), and registrar (the “Registrar”) and any other paying agents to be appointed hereunder, the “Paying Agents.”

RECITALS

WHEREAS, the Issuer has duly authorized the creation of an issue of U.S.$600,000,000 of its 6.750% Senior Unsecured Notes due 2034 (the “Initial Notes” and, together with any Additional Notes (as defined herein) issued as provided for in Section 2.3 and Section 3.1 hereof, the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

WHEREAS, Nexa CJM and Nexa Brazil have duly authorized the execution and delivery of this Indenture to provide for their Guarantees with respect to the Notes as set forth in this Indenture.

WHEREAS, all things necessary (i) to make the Initial Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, (ii) to make the Guarantees of Nexa CJM and Nexa Brazil, when executed by Nexa CJM and Nexa Brazil and endorsed on the Notes executed, authenticated and delivered hereunder, the valid obligations of Nexa CJM and Nexa Brazil and (iii) to make this Indenture a valid agreement of the Issuer, Nexa CJM and Nexa Brazil, all in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Article I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1.         Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)             the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)             all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

(3)             the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)             whenever there is mentioned in this Indenture, in any context, the payment of, or in respect of, a Redemption Price, the principal of or any premium or interest on any Note or the net proceeds received on the sale or exchange of any Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture;

(5)             All references in this Indenture to “$,” “U.S.$,” “dollars” or “United States dollars” shall refer to the lawful currency of the United States.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 11.9.

“Additional Notes” means additional 6.750% Senior Unsecured Notes due 2034 issued from time to time after the Issue Date under the terms of this Indenture.

“Affiliate” of any Person means any other Person controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Agents” means any Paying Agent, the Registrar, the Transfer Agent and any Principal Paying Agent appointed hereunder.

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“Authorized Officers” has the meaning set forth in Section 1.5.

“Bankruptcy Law” means Title 11, United States Code, Brazilian Federal Law No. 11,101, dated February 9, 2005, as amended, or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, suspension of payments, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, suspension of payments, liquidation, dissolution, “procedimiento concursal ordinario,” “procedimiento concursal preventivo,” “procedimiento acelerado de refinanciación concursal,” “recuperação judicial,” “recuperação extrajudicial,” reorganization or relief of debtors, the judicial proceedings referred to in article 13, items 2 to 11 of the Luxembourg law dated 19 December 2002 relating to the register of commerce and companies as well as the accounting and the annual accounts of companies, as amended, including in particular, bankruptcy (faillite), judicial reorganization (réorganisation judiciaire), suspension of payments (sursis de paiement) and judicial liquidation (liquidation judiciaire) proceedings or any amendment to, succession to or change in any such law, procedure or process.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, “procedimiento concursal ordinario,” “procedimiento concursal preventivo,” “procedimiento acelerado de refinanciación concursal,” “recuperação judicial,” “recuperação extrajudicial,” or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of Indebtedness or other relief of a debtor or in any court order made in connection with the judicial proceedings referred to in article 13, items 2 to 11 of the Luxembourg law dated 19 December 2002 relating to the register of commerce and companies as well as the accounting and the annual accounts of companies, as amended, including in particular, bankruptcy (faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de la faillite) and judicial liquidation (liquidation judiciaire) proceedings.

“Base Currency” has the meaning set forth in Section 1.14.

“Board of Directors” means the board of directors of the Issuer.

“Board Resolution” means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination.

“Brazil” means the Federative Republic of Brazil and any ministry, department, authority (including the Central Bank of Brazil) or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Federative Republic of Brazil or any of the foregoing.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, United States, Luxembourg, Grand Duchy of Luxembourg, São Paulo, Brazil or Lima, Peru are authorized or required by law to close.

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“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability set forth on a balance sheet of such Person in accordance with applicable GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with applicable GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of corporate stock or other equity participations or ownership interests, including quotas in a Brazilian limited liability quota company (limitada) or partnership interests, whether general or limited, of such Person.

“Cash Equivalents” means:

(1)             United States dollars, Brazilian reais, Peruvian Soles, Euros, or money in other currencies received in the ordinary course of business of the Issuer and its Subsidiaries that are readily convertible into United States dollars or Euros,

(2)             any evidence of Debt with a maturity of 180 days or less issued or directly and fully guaranteed or insured by Brazil, Peru or the United States or any agency or instrumentality thereof, provided that the full faith and credit of Brazil, Peru or the United States is pledged in support thereof,

(3)             (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of Luxembourg, Brazil, Peru or the United States or any political subdivision or state thereof having capital, surplus and undivided profits in excess of U.S.$500.0 million whose short-term debt is rated “A-2” or higher by S&P, “F2” or higher by Fitch or “P-2” or higher by Moody’s,

(4)             repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5)             commercial paper rated at least “P-1” by Moody’s, “F1” by Fitch or “A-1” by S&P and maturing within six months after the date of acquisition, and

(6)             money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.

“Change of Control” means that the Permitted Holders shall cease to own, directly or indirectly, at least a majority of the outstanding voting power of the Voting Stock of the Issuer and shall cease to have the power to direct or cause the direction of the management and policies of the Issuer.

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“Change of Control Offer” has the meaning specified in Section 11.5.

“Change of Control Payment” has the meaning specified in Section 11.5.

“Change of Control Payment Date” has the meaning specified in Section 11.5.

“Central Bank” means (i) the Central Bank of Luxembourg, (ii) the Central Bank of Brazil and (iii) the Central Reserve Bank of Peru or, in each case, any successor entity thereto.

“Change of Law” has the meaning specified in Section 4.1.

“Clearstream” means Clearstream Banking, société anonyme.

“Consolidated Total Assets” means, on a consolidated basis, the Issuer’s total amount of assets, calculated based on the most recent balance sheet delivered by the Issuer to the Trustee pursuant to this Indenture, after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses, operations or assets by the Issuer and its Subsidiaries subsequent to such date.

“Corporate Trust Office” means the principal office of the Trustee in The City of New York, New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is located at 240 Greenwich Street, New York, New York 10286, United States, Attention: Global Corporate Trust, e-mail: gcs.specialty.glam.conv@bnymellon.com, and such other offices as the Trustee may designate from time to time.

“corporation” means a corporation, association, company, limited liability company, joint stock company or business trust.

“covenant defeasance” has the meaning specified in Section 12.3.

“Default” means an event that with the passing of time or the giving of notice or both shall constitute an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.6.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, DTC for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Issuer shall designate from time to time in an Officer’s Certificate delivered to the Trustee.

“Designated Subsidiary” means (i) each Guarantor and (ii) any other Subsidiary of the Issuer which, as of the date of the Issuer’s most recent quarterly or annual, as applicable, consolidated balance sheet, constituted 15% or more of the Consolidated Total Assets of the Issuer, after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses, operations or assets by the Issuer and its Subsidiaries subsequent to such date.

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“Director” means a member of the Board of Directors.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes.

“DTC” means The Depository Trust Company.

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system or its successors.

“Event of Default” has the meaning specified in Section 6.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

“Expiration Date” has the meaning set forth in Section 1.4.

“FATCA” means Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended.

“Fitch” means Fitch Rating Service, Inc. and its successors.

“GAAP” means, as elected from time to time by the Issuer, (i) generally accepted accounting principles prescribed by the laws, rules and regulations applicable in the jurisdiction of incorporation of the Issuer, (ii) International Financial Reporting Standards, or (iii) accounting practices generally accepted in the United States, in each case, as in effect from time to time.

“Global Note” means, as the context may require, any or all of the Regulation S Global Note(s) and the Restricted Global Note(s), evidencing all or part of a series of Notes which is issued to the Depositary or its nominee and is registered in the name of the Depositary or its nominee.

“guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply

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funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “guaranteed,” “guaranteeing” and “guarantor” shall have meanings correlative to the foregoing); provided that, the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; provided further that, the Incurrence by the Issuer or a Designated Subsidiary of a Lien permitted under clause (2) of Section 11.10 shall not be deemed to constitute a guarantee by the Issuer or a Designated Subsidiary of any purchase money debt of such Person secured thereby.

“Guarantee” means the guarantee by the Guarantors of the due and punctual payment of the principal (and premium, if any) and interest (including any Additional Amounts) on, the Notes and other amounts due under this Indenture.

“Guarantors” mean Nexa CJM and Nexa Brazil.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to applicable GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided that a change in applicable GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness; provided further that, the Issuer may elect to treat all or any portion of revolving credit debt commitments, whether or not then outstanding, of the Issuer or a Subsidiary as being incurred from and after any date beginning the date the relevant revolving credit commitment is extended to the Issuer or a Subsidiary, as the case may be, by furnishing written notice thereof to the Trustee, and any borrowings or reborrowings by the Issuer or a Subsidiary under such commitment up to the amount of such commitment designated by the Issuer or such Subsidiary as Incurred shall not be deemed to be new Incurrences of Indebtedness by the Issuer or such Subsidiary, as the case may be.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are payable on customary trade terms or which are being contested in good faith), (v) all obligations to redeem Disqualified Stock issued by such Person, (vi) every Net Obligation under Interest Rate or Currency Protection Agreements of such Person, (vii) every Capital Lease Obligation of such Person, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed, other than with respect to clauses (iii) and (vi) above, in each case, if and to the extent any of the preceding items would appear as a liability upon the financial statements of the specified Person in accordance with applicable GAAP.

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“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions hereof.

“Initial Notes” means the U.S.$600,000,000 of Notes designated in the first paragraph of the Recitals.

“Instructions” has the meaning set forth in Section 1.5.

“Interest Payment Date” means each April 9 and October 9, commencing on October 9, 2024.

“Interest Rate or Currency Protection Agreement” of any Person means any forward contract, futures contract, swap, option, hedge or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

“Investment Grade Rating” means a rating equal to or higher than (i) BBB- (or the equivalent) by S&P, (ii) Baa3 (or the equivalent) by Moody’s or (iii) BBB- (or the equivalent) by Fitch.

“Issue Date” means April 9, 2024.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an authorized signatory of the Issuer and delivered to the Trustee.

“Lien” means any mortgage, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Luxembourg” means the Grand Duchy of Luxembourg and any ministry, department, authority (including the Central Bank of Luxembourg) or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Grand Duchy of Luxembourg or any of the foregoing.

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“Maturity” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means April 9, 2034.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Obligation” at any date of determination means the net amount, exclusive of any commissions or administrative fees that a Person would be obligated to pay upon the termination of an Interest Rate or Currency Protection Agreement as of such date.

“Nexa Brazil” means the Person named as “Nexa Brazil” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Nexa Brazil” shall mean such successor Person.

“Nexa CJM” means the Person named as “Nexa CJM” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Nexa CJM” shall mean such successor Person.

“Note Register” has the meaning specified in Section 3.4(b).

“Notes” has the meaning specified in the first paragraph of the Recitals.

“Notice of Default” has the meaning set forth in Section 7.2.

“OECD” means the Organization for Economic Co-operation and Development.

“Officer’s Certificate” means a certificate signed by any of the following: the Chief Executive Officer, President, Chief Financial Officer or a Vice President; and delivered to the Trustee and containing the statements provided for in Section 1.2 hereof (if applicable).

“Opinion of Counsel” means a written opinion of legal counsel, who may be counsel for the Issuer or a Guarantor, containing the statements provided for in Section 1.2 in form and substance reasonably acceptable to the Trustee.

“Outstanding” when used with respect to the Notes, means, as of the date of determination, all the Notes theretofore authenticated and delivered under this Indenture (including, as of such date, all the Notes represented by Global Notes authenticated and delivered under this Indenture), except the reduced portion or portions of any Global Note, as such reduction or reductions shall have been endorsed on such Global Note by the Trustee as provided herein and, except:

(i)       the Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)       the Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be repurchased, notice of such repurchase has been duly given pursuant to this Indenture; and

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(iii)       Notes which have been issued pursuant to Section 3.5 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer. The Issuer has initially appointed the Principal Paying Agent to act as Paying Agent.

“Payment Date” has the meaning set forth in Section 3.11(b).

“Permitted Holders” mean (i) the estate of Mr. Antonio Ermírio de Moraes and any of Mr. Ermírio Pereira de Moraes, Mrs. Maria Helena de Moraes Scripilliti and Mr. José Ermírio de Moraes Filho and any of their descendants, (ii) any Affiliate of any of the foregoing and (iii) any corporation, partnership, joint venture, association, trust, fund, unincorporated organization, or any other entity or group formed pursuant to a shareholders, control or voting agreement or similar agreement, of which any one or more of the Permitted Holders referred to in clauses (i) or (ii) hereof is a shareholder, partner, beneficiary, member or party.

“Permitted Holding Company” means any entity which owns at least 95% of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) of the Issuer.

“Person” means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Peru” means the Republic of Peru and any ministry, department, authority (including the Central Reserve Bank of Peru) or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Republic of Peru or any of the foregoing.

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“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Paying Agent” means The Bank of New York Mellon, a New York banking corporation, or any successor in its capacity as Principal Paying Agent.

“Rating Agency” means each of S&P, Moody’s and Fitch; provided that if two of S&P, Moody’s or Fitch ceases to rate the Notes or fails to make a rating on the Notes publicly available, the Issuer will appoint at least one replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Permitted Holders or the Issuer to effect a Change of Control.

“Rating Decline” means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by a Permitted Holder or the Issuer to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (i) in the event the Notes are assigned an Investment Grade Rating by at least two of the Rating Agencies on the Rating Date, the rating of the Notes by at least two of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event the Notes are rated below an Investment Grade Rating by at least two of the Rating Agencies on the Rating Date, the rating of the Notes by at least two of the Rating Agencies shall be decreased by one or more gradations (including gradations (but not outlooks) within rating categories as well as between rating categories); provided that any such Rating Decline is expressly stated by the applicable Rating Agencies to have been the result of the Change of Control. The Issuer will provide the Trustee with prompt written notice of any Rating Decline, and the Trustee shall not be deemed to have knowledge of any Rating Decline until it receives such notice.

“rate(s) of exchange” has the meaning set forth in Section 1.14.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

“Record Date” means the second Business Day immediately preceding an Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

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“Registrar” has the meaning specified in Section 3.4(b).

“Relevant Date” has the meaning specified in Section 11.9.

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any director, managing director, vice president, assistant vice president, trust officer, assistant trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Regulation S” means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Regulation S Global Note” has the meaning set forth in Section 2.1

“Remaining Life” has the meaning set forth in Section 4.2.

“Restricted Global Note” has the meaning set forth in Section 2.1.

“Restricted Notes” means the Restricted Global Note and any Successor Note, other than (i) any Note issued upon a transfer or exchange for which a certificate substantially in the form set forth in (a) Exhibit A is required to be provided and is provided pursuant to Section 3.4(c)(2) or (b) Exhibit C-2 is required to be provided and is provided pursuant to Section 3.4(c)(5), (ii) any Note issued in exchange for or in lieu of any Note specified in clause (i) of this definition or any Note issued in exchange therefor or in lieu thereof, or (iii) any Note as to which the Issuer has removed and has not replaced the legend described in Section 3.4(b).

“Restricted Property” means any mineral property (including any mineral concessions, authorizations or rights in respect of minerals granted by any governmental authority), concentrate plant, manufacturing or processing plant used in connection with the processing, refining or manufacturing of metals or minerals, power plant or transmission lines of the Issuer or any Designated Subsidiary and any capital stock of any Subsidiary directly owning any such mineral property, concentrate, manufacturing or processing plant, power plant or transmission lines.

“Reuters” means Reuters Group plc, a U.K. corporation, and its successors and assigns.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC and its successors.

“SEC” means the United States Securities and Exchange Commission.

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“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Transaction” means a transaction in which the Issuer or a Subsidiary thereof sells or transfers an interest in Receivables (and/or any rights arising under the documentation governing or relating to such Receivables covered by such transaction, any proceeds of Receivables and any lockboxes or accounts in which such proceeds are deposited and any related assets) to a special purpose entity that issues securities payable from collections of such Receivables or other assets.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.6.

“Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the date on which the principal of such Note or such installment of interest, as the case may be, is due and payable.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Successor Note” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Taxes” has the meaning set forth in Section 11.9.

“Transaction Documents” has the meaning set forth in Section 11.1.

“Transfer Agent” means the agent designated by the Issuer (not including the Registrar) for the registration of transfer of securities as provided in Section 11.2.

“Treasury Rate” has the meaning set forth in Section 4.2.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than the U.S. Dollar, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two Business Days prior to such determination.

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“U.S. Global Notes” has the meaning specified in Section 2.1.

“Vice President” when used with respect to the Issuer or any Guarantor, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding that are entitled (without regard to the occurrence of any contingency) to vote in the election of the directors of such Person, but excluding such classes of Capital Stock or other interests that are entitled, as a group in a separate cast, to appoint one director of such Person as representative of the minority shareholders.

“Wholly Owned Subsidiary” of any Person means any entity owned by such Person of which at least 95% of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) of such entity shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.2.         Compliance Certificates and Opinions.

Upon any application or request by the Issuer or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or such Guarantor shall furnish to the Trustee such certificates and opinions as may be required under this Indenture; provided, however, that such certificate and opinion shall not be required in the case of the initial issuance of Notes hereunder. Each such certificate or opinion, and any certificate evidencing a determination required to be made by the Issuer or a Guarantor under this Indenture, shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Issuer or such Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance by or on behalf of the Issuer or a Guarantor with a condition or covenant provided for in this Indenture shall include:

(1)             a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)             a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)             a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

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(4)             a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3.         Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an officer of the Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel submitted therewith, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of an officer or officers of the Issuer or a Guarantor submitted therewith stating the information on which counsel is relying, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4.         Acts of Holders; Record Date.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing pursuant to this Section 1.4 may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

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The ownership of Notes shall be proved by the Note Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

The Issuer may set any day as a Record Date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Issuer may not set a Record Date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the Record Date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation. If any Record Date is set pursuant to this paragraph, the Holders of Outstanding Notes on such Record Date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such Record Date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such Record Date.

The Trustee may set any day as a Record Date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.1, (iii) any request to institute proceedings referred to in Section 5.6(2) or (iv) any direction referred to in Section 5.11. If any Record Date is set pursuant to this paragraph, the Holders of Outstanding Notes on such Record Date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such Record Date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such Record Date. Nothing in this paragraph shall be construed to prevent the Trustee from (i) giving or making any notice required to be made pursuant to the Trustee’s duties and obligations under this Indenture and (ii) setting a new Record Date for any action for which a Record Date has previously been set pursuant to this paragraph (whereupon the Record Date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any Record Date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such Record Date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder of Notes in the manner set forth in Section 1.6.

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Nothing in this paragraph shall be construed to prevent the Issuer from setting a new Record Date for any action for which a Record Date has previously been set pursuant to this paragraph (whereupon the Record Date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any Record Date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such Record Date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.6.

With respect to any Record Date set pursuant to this Section, the party hereto which sets such Record Dates may designate any day as the “Expiration Date,” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any Record Date set pursuant to this Section, the party hereto which set such Record Date shall be deemed to have initially designated the 180th day after such Record Date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable Record Date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.5.         Notices, Etc., to Trustee, the Paying Agents and the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)             the Trustee or any Agent by any Holder or by the Issuer or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing in English or accompanied by a certified translation to English, to or with the Trustee at The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, United States, Attention: Global Corporate Trust, Fax: (212) 815-5630, and such other offices as the Trustee may designate from time to time or at any other address previously furnished in writing to the Holders, the Issuer by the Trustee;

(2)             the Principal Paying Agent by the Trustee, the Issuer or any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first class postage prepaid, to the Principal Paying Agent addressed to it at 240 Greenwich Street, New York, New York 10286, United States, Attention: Global Corporate Trust, or at any other address previously furnished in writing to the Trustee by the Principal Paying Agent;

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(3)             the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at 37A, Avenue J.F. Kennedy, L-1855, Luxembourg, Grand Duchy of Luxembourg, Attention: José Carlos del Valle (Group Chief Financial Officer), or at any other address previously furnished in writing to the Trustee by the Issuer;

(4)             Nexa CJM by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to Nexa CJM addressed to it at Carretera Central Km 9.5, desvío a Huachipa, Lurigancho-Chosica, Provincia y Departamento de Lima, Peru, Attention: José Carlos del Valle (Group Chief Financial Officer), or at any other address previously furnished in writing to the Trustee by Nexa CJM; and

(5)             Nexa Brazil by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to Nexa Brazil addressed to it at Av. Engenheiro Luis Carlos Berrini, 105, São Paulo, SP 04571-010, Brazil, Attention: Rodrigo Cammarosano (Treasurer), or at any other address previously furnished in writing to the Trustee by Nexa Brazil.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer and/or each Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer and/or each Guarantor, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer and/or a Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer and the Guarantors understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer and the Guarantors shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer, the Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer and/or the Guarantors, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each of the Issuer and each Guarantor agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

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Section 1.6.         Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (i) in the case of a Global Note, in writing by electronic mail and/or by first-class mail to the Depositary, and (ii) in the case of securities other than Global Notes, in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register on the Business Day immediately preceding the date of mailing, which shall be not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Any obligation the Issuer (and the Paying Agents on its behalf) may have to publish a notice to Holders shall have been met upon delivery of the notice to the Depositary.

Section 1.7.         Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8.         Successors and Assigns.

All covenants and agreements in this Indenture by each of the Issuer and the Guarantors shall bind its successors and assigns, whether so expressed or not.

Section 1.9.         Separability Clause.

In case any provision in this Indenture or in the Notes or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of each of this Indenture, the Notes or the Guarantees shall not in any way be affected or impaired thereby.

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Section 1.10.      Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture, the Notes or the Guarantees.

Section 1.11.      Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, without regard to conflicts of laws principles thereof. For the purposes of paragraph 2 of article 9 of the Brazilian Decree-Law No. 4,567, dated September 4, 1942, as amended, the Trustee shall be deemed the “proponent” of the transactions contemplated by this Indenture. Articles 470-1 through 470-19 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, which set the provisions related to the representation of the Holders of the Notes, are not applicable to the Notes or the Guarantees.

EACH OF THE PARTIES HERETO, AND EACH HOLDER BY ITS ACCEPTANCE OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.12.      Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture, the Notes or the Guarantees) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on account of such delay for the period from and after such Interest Payment Date or Redemption Date or Stated Maturity, as the case may be.

Section 1.13.      Consent to Jurisdiction and Service of Process.

(a)             Each of the Issuer and the Guarantors agrees that any suit, action or proceeding against it brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Guarantees may be instituted in any state or Federal court in the Borough of Manhattan in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(b)             By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Issuer and the Guarantors (i) acknowledges that it has, by separate written instrument, designated and appointed Cogency Global Inc. currently located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes,

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this Indenture or the Guarantees, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee or the Paying Agent (whether in its individual capacity or in its capacity as Trustee or the Paying Agent, as the case may be, hereunder), and acknowledges that Cogency Global Inc. has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon Cogency Global Inc. shall be deemed in every respect effective service of process upon the Issuer and the Guarantors, as the case may be, in any such suit, action or proceeding. Each of the Issuer and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of Cogency Global Inc. in full force and effect so long as this Indenture shall be in full force and effect; provided that the Issuer and the Guarantors may and shall (to the extent Cogency Global Inc. ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 1.13 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Issuer and the Guarantors or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 1.13. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Issuer and the Guarantors appointed and acting in accordance with this Section 1.13.

(c)             To the extent that the Issuer or the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Issuer and the Guarantors hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Notes and the Guarantees, to the fullest extent permitted by law.

Section 1.14.      Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a)             U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes, the Guarantees or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or the Guarantors or otherwise) by any Holder of the Notes in respect of any sum expressed to be due to it from the Issuer or the Guarantors shall only constitute a discharge to the Issuer or the Guarantors, as the case may be, to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the Notes, the Issuer and the Guarantors shall, jointly and severally, indemnify it

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against any loss sustained by it as a result as set forth in Section 1.14(b). In any event, the Issuer and the Guarantors shall, jointly and severally, indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 1.14, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 1.14 constitute separate and independent obligations from other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b)             The Issuer and the Guarantors covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

(i)               (A) if for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine), and

(B)            if there is change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer or the Guarantors, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due;

(ii)             in the event of the winding-up of the Issuer or the Guarantors at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall, jointly and severally, indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this Subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Issuer or the Guarantors, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or the Guarantors, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto;

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(iii)           the obligations contained in Subsections (a), (b)(i)(B) and (b)(ii) of this Section 1.14 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under the terms of this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or the Guarantors for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantors or the liquidator or otherwise or any of them. In the case of subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution; and

(iv)           the term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

(c)             In the event that on any Interest Payment Date, the Maturity Date or Redemption Date, as the case may be, in respect of the Guarantee provided by a Guarantor, any restrictions or prohibition of access to the foreign exchange market of the jurisdiction of incorporation of a Guarantor exists, such Guarantor agrees to pay all amounts payable under the Notes and such Guarantee in the currency of the Notes by means of any legal procedure existing in such jurisdiction of incorporation (except commencing legal proceedings against the relevant Central Bank), on any due date for payment under the Notes, for the purchase of the currency of such Notes. All costs and taxes payable in connection with the procedures referred to in this Section 1.14 shall be borne by the relevant Guarantor.

(d)             Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Principal Paying Agent shall have any liability for converting into U.S. Dollars any amount received by any Holder in a currency other than U.S. Dollars.

Section 1.15.      Counterparts.

This Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without

23

limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic methods) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 1.16.      Force Majeure.

In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, pandemics, epidemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or such Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.17.      U.S.A. PATRIOT Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agrees to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law.

Section 1.18.      Anti-Money Laundering, Terrorism and Economic Sanctions.

(a)             The Trustee or any Agent may take and instruct any delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any internal group policy (including any “Know Your Client” and/or other compliance policy) which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the Issuer’s or any Guarantor’s accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of funds paid into or out of the Issuer’s or any Guarantor’s accounts. None of the Trustee, any Agent or any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Trustee, any Agent or any delegate pursuant to this Section 1.18.

24

(b)             The Issuer and each Guarantor covenants and represents, jointly and severally, that neither it nor any of their respective subsidiaries or their respective directors or officers, and, to the knowledge of the Issuer or any Guarantor, any of their affiliates are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);

(c)             The Issuer and each Guarantor covenants and represents, jointly and severally, that neither it nor any of their respective subsidiaries or their respective directors or officers will directly or indirectly use any repayments/reimbursements made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any Person.

Section 1.19.      FATCA Reporting.

The Issuer and each Guarantor agrees that (a) if reasonably requested by the Trustee or any of the Agents and required by FATCA, in relation to a payment made under this Indenture and the Notes issued hereunder, the Issuer or the Guarantors will provide such information if and to the extent that (i) such information is reasonably necessary for each of the Trustee and the Agents to determine that it is in compliance with FATCA as relates to the payments made under this Indenture and the Notes issued hereunder and (ii) such information is reasonably available to the Issuer or the Guarantors, as applicable with regard to the Issuer or Guarantors in relation to the requirements of FATCA that are actually imposed upon such requesting Trustee or Agent, as applicable; provided, however, that neither the Issuer nor any Guarantor shall be required to provide information that it is prohibited legally from disclosing and (b) the Trustee and each applicable Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with FATCA, for which the Trustee and the Agents shall have no liability. The terms of this Section 1.19 shall survive the termination of this Indenture.

Section 1.20.      Effective Date.

This Indenture shall become effective on the date hereof and shall be binding upon the Issuer, the Guarantors, the Trustee, the Registrar, the Paying Agent and the Principal Paying Agent.

Article II

NOTE FORMS

Section 2.1.         Forms Generally.

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The Notes, the Trustee’s certificates of authentication thereof and the Guarantees endorsed thereon shall be substantially in the forms set forth in this Article, with such appropriate legends, insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes or Guarantees, as the case may be, as evidenced by their execution of the Notes.

The definitive Notes and the Guarantees to be endorsed thereon shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner all as determined by the officers executing such Notes, as evidenced by their execution of such Notes or Guarantees, as the case may be.

In certain cases described elsewhere herein, the legends set forth in the first three paragraphs of Section 2.2 may be omitted from Notes issued hereunder.

Notes offered and sold in their initial distribution in reliance on Regulation S will be initially issued in the form of one or more Global Notes in fully registered form without interest coupons, substantially in the form of Note set forth in Section 2.2 and 2.3 (the “Regulation S Global Note”), which shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Issuer and the Guarantors and authenticated by the Trustee as hereinafter provided, for credit by the Depositary to the respective accounts of the beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

Notes offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Global Notes (collectively, and, together with their Successor Notes, the “Restricted Global Note”) in fully registered form without interest coupons, substantially in the form of Note set forth in Section 2.2 and 2.3, with such applicable legends as are provided for in Section 2.2, except as otherwise permitted herein. Such Restricted Global Note shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Issuer and the Guarantors and authenticated by the Trustee as hereinafter provided, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Restricted Global Note may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depositary, in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Note, as hereinafter provided.

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Section 2.2.        Form of Face of Note

[Include if Note is a Restricted Global Note — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND THIS NOTE MAY NOT BE REOFFERED, SOLD OR

OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER OR ANY SUBSIDIARY THAT (A) THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, (IV) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS LEGEND MAY ONLY BE REMOVED AT THE OPTION OF THE ISSUER.]

[Include if Note is a Regulation S Global Note — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

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NEXA RESOURCES S.A.
(organized under the laws of the Grand Duchy of Luxembourg)

[REGULATIONS GLOBAL NOTE/RESTRICTED GLOBAL NOTE] [Delete as appropriate for either Regulation S Global Security or Restricted Global Security]
representing
U.S.$[ ]

6.750% SENIOR UNSECURED NOTES DUE 2034
guaranteed by
NEXA RESOURCES CAJAMARQUILLA S.A.
and
NEXA RECURSOS MINERAIS S.A.

ISIN Number: [144A: US65290DAB91]	[REG S: USL67359AB21]
CUSIP Number: [144A: 65290DAB9]	[REG S: L67359AB2]
Common Code: [144A: 279741005]	[REG S: 279741226]
[Delete as appropriate for either Regulation S Global Security or Restricted Global Security]

Nexa Resources S.A., a validly organized public limited liability company validly organized under the laws of the Grand Duchy of Luxembourg having its registered office at 37A Avenue J.F. Kennedy, L-1855, Luxembourg, Grand Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés in Luxembourg under number B 185.489 (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of Dollars [include if Note is a Global Note — (or such other Principal Sum as is noted in the records of the Custodian for the Depositary as being the Principal Amount of this Regulation S Global Note/Restricted Global Note for the time being)] on April 9, 2034, and to pay interest thereon from April 9, 2024, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 9 and October 9 in each year, commencing on October 9, 2024, at the rate of 6.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be two calendar days prior to payment (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. In addition, the Issuer will pay to the Holder of this Note such Additional Amounts as may become payable under Section 11.9 of the Indenture.

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In the case of a default in payment of principal and premium, if any, upon acceleration or repayment, interest shall be payable pursuant to the preceding paragraph on such overdue principal (and premium, if any), such interest shall be payable on demand and, if not so paid on demand, such interest shall itself bear interest at the rate per annum stated above plus 1% (to the extent that the payment of such interest shall be legally enforceable), and shall accrue from the date such principal and/or premium, as the case may be, was due and payable to the date payment of such interest has been made or duly provided for, and such interest on unpaid interest shall also be payable on demand.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the Corporate Trust Office of the Trustee, at the offices of a Paying Agent, at the office or agency of the Issuer maintained for that purpose in The City of New York, New York, and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

NEXA RESOURCES S.A.

By:
Name:
Title:

By:
Name:
Title:

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Section 2.3.        Form of Reverse of Note.

This Note is one of a duly authorized issue of Notes of the Issuer designated as its 6.750% Senior Unsecured Notes due 2034 (the “Notes”) issued under an Indenture, dated as of April 9, 2024 (herein called the “Indenture”), among the Issuer, the Guarantors named therein, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as principal paying agent (the “Principal Paying Agent” and any other paying agents to be appointed hereunder, the “Paying Agents”), as transfer agent (the “Transfer Agent”) and registrar (the “Registrar”). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee, the Transfer Agent and the Notes are, and are to be, authenticated and delivered. Terms used but not defined in this Note are defined in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Issuer under the Indenture and this Note are guaranteed pursuant to the Guarantees set forth in the Indenture. Each Holder, by holding this Note, agrees to all of the terms and provisions of said Guarantees. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

The Issuer may from time to time, without the consent of the Holders of the Notes, create and issue Additional Notes having the same terms and conditions as the Initial Notes in all respects, except that the issue date, the issue price and the first payment of interest thereon may differ; provided, however, that unless the Additional Notes are treated as part of the same “issue” of debt instruments as the Initial Notes or are issued pursuant to a “qualified reopening” of the Initial Notes, or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP or ISIN number (as applicable). Additional Notes shall be consolidated with and shall form a single series and vote together with the previously issued Notes for all purposes under the Indenture.

If as a result of any Change of Law (as defined in the Indenture): (i) the Issuer or a Guarantor is or would be required on the next succeeding Interest Payment Date to pay any Additional Amounts referred to in Section 11.9 of the Indenture in excess of the Additional Amounts that the Issuer or such Guarantor, as the case may be, would pay if payments in respect of the Notes were subject to deduction or withholding for Taxes imposed by the applicable taxing jurisdiction at the rate applicable on the Issue Date; or (ii) the issuers/borrowers of certain intercompany debt are or would be required on the next succeeding interest payment date to pay Brazilian withholding taxes in excess of a general rate of 15%, or 25% in case of amounts paid to residents of countries or locations which do not impose any income tax or which impose it at a maximum rate lower than 17% or where the laws of that country or location impose restrictions on the disclosure (x) of shareholding composition; (y) of the ownership of the investment; or (z) to the identification of the beneficial owner of income attributed to non-resident persons, pursuant to article 8 of Law No. 9,779, of January 19, 1999, and articles 24 and 24-A of Law No. 9,430, of December 27, 1996; provided that, such requirement to pay such taxes in excess of such rate was not caused by, or otherwise the result of, whether directly or indirectly, wholly or in part, any amendment to the intercompany debt, and in either case, the payment of such excess

30

amounts cannot be avoided by the use of any reasonable measures available to the Issuer or a Guarantor, the Notes may be redeemed, by the Issuer at the option of the Issuer or a Guarantor, in whole but not in part, upon not less than 30 nor more than 90 days’ notice to the Holders, which notice will be published, at any time following such Change of Law at a Redemption Price equal to the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for redemption. The Issuer, any Guarantor or any of their respective Affiliates will also pay to Holders of the Notes on the Redemption Date any Additional Amounts which are payable.

Following such redemption, the Notes will be cancelled, or remain Outstanding, at the Issuer’s or a Guarantor’s election. Prior to the delivery of any notice of redemption in accordance with the foregoing, the Issuer or a Guarantor shall deliver to the Trustee and the Agents an Officer’s Certificate stating that the Issuer or a Guarantor, as the case may be, is entitled to effect such redemption based on an Opinion of Counsel or written advice of a qualified tax expert, that the Issuer or a Guarantor has or will become obligated to pay such excess amounts with respect to Taxes as a result of such Change of Law. Such notice, once delivered by the Issuer or a Guarantor to the Trustee, will be irrevocable.

At any time before January 9, 2034 (which is the date that is three months prior to maturity of the notes (the “Par Call Date”)), the Issuer or a Guarantor has the right to redeem the Notes, in whole or in part and from time to time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (inclusive of interest accrued to the redemption date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, less interest accrued to, but excluding, the Redemption Date; plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

At any time on or after the Par Call Date, the Issuer or a Guarantor has the right to redeem the Notes, in whole or in part and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The “Treasury Rate” shall be determined by the Issuer or a Guarantor after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer or a Guarantor shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call

31

Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Issuer or a Guarantor shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer or a Guarantor shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer or the Guarantor shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer or a Guarantor’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Issuer, any Guarantor or any of their respective Affiliates may at any time repurchase the Notes at any price in the open market or otherwise. The Issuer, any Guarantor or any of their respective Affiliates may hold or resell the Notes it purchases or may surrender them to the Trustee or an Agent for cancellation.

Optional Clean-up Redemption. Notwithstanding the foregoing, in connection with any tender offer for the notes (including an Offer to Purchase in connection with a Change of Control that results in a Rating Decline made in accordance with the terms of the Indenture), in the event that the Holders of not less than 85% of the aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw Notes in such tender offer and the Issuer, or any other Person making such offer in lieu of the Issuer, purchases all of the Notes validly tendered and not

32

validly withdrawn by such Holders, then the Issuer or the Guarantor will have the right, on not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), to redeem all of the Notes that remain outstanding at a Redemption Price equal to the purchase price paid to each other Holder in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to, but excluding, the Redemption Date.

[Include if Note is a Regulation S Global Note — If the holder of a beneficial interest in this Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time, only in accordance with the terms of this paragraph. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Note in a specified principal amount and to cause to be debited from another specified Agent Member’s account a beneficial interest in this Regulation S Global Note in an equal principal amount; and (B) a certificate in substantially the form set forth in Exhibit B to the Indenture signed by or on behalf of the Agent Member holding such beneficial interest in this Regulation S Global Note, the Trustee, as Registrar, shall reduce the principal amount of this Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount.]

[Include if Note is a Restricted Global Note — If the holder of a beneficial interest in this Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time, only in accordance with the terms of this paragraph. Upon receipt by the Trustee, as Registrar of:

(A)           written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Regulation S Global Note in a specified principal amount and to cause to be debited from another specified Agent Member’s account a beneficial interest in the Restricted Global Note in an equal principal amount; and

(B)            a certificate in substantially the form set forth in Exhibit A of the Indenture signed by or on behalf of the Agent Member holding such beneficial interest in this Restricted Global Note, the Trustee, as Registrar, shall reduce the principal amount of this Restricted Global Note, and increase the principal amount of the Regulation S Global Note by such specified principal amount.]

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The Notes do not have the benefit of any sinking fund obligations.

In the event of redemption or purchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note, or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

Unless the context otherwise requires, the Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers or redemption.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer or the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, New York, or of any of the Transfer Agents duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like tenor and aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

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No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than for any transfer or exchange pursuant to Section 3.4, 10.5 or 11.5 of the Indenture.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Transfer Agents and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months each and, in the case of an incomplete month, on the number of days elapsed based on a 30-day month.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, without regard to conflicts of laws principles thereof. For the purposes of paragraph 2 of article 9 of the Brazilian Decree-Law No. 4,567, dated September 4, 1942, as amended, the Trustee shall be deemed the “proponent” of the transactions contemplated by the Indenture. Articles 84 through 94-8 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, which set the provisions related to the representation of the Holders of the Notes, are not applicable to the Notes or the Guarantees.

The Issuer and the Guarantors agree that any suit, action or proceeding against any of them brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Guarantees may be instituted in any state or Federal court in The City of New York, New York, and waive any objection which any of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

The Issuer may change any Paying Agent, the Registrar or Transfer Agent; provided that the Issuer will maintain an office or agency where the Notes may be presented or surrendered for payment and for registration of transfer in the Borough of Manhattan, The City of New York. Upon any such change, the Issuer shall give written notice thereof to the Trustee, the Principal Paying Agent and the Holders.

U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes, the Guarantees or the Indenture, including damages. The Issuer and the Guarantors have agreed that the provisions of Section 1.14 of the Indenture shall apply to conversion of currency in the case of the Notes, the Guarantees and the Indenture. Among other things, Section 1.14 specifies that if there is a

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change in the rate of exchange prevailing between the Business Day before the day on which a judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

Each of the Issuer and the Guarantors has appointed Cogency Global Inc., currently located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent upon which process may be served in any suit, or proceeding with respect to, arising out of, or relating to, this Note, the Indenture or the Guarantees, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws and has agreed that there shall, at all times, be at least one agent for service of process for the Issuer and the Guarantors appointed and acting in accordance with the provisions of Section 1.13 of the Indenture relating to agent for service of process. To the extent that the Issuer or the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Issuer and the Guarantors has irrevocably waived such immunity in respect of its obligations under the Indenture, this Note and the Guarantees, to the fullest extent permitted by law.

Section 2.4.         Form of Trustee’s Certificate of Authentication.

This is one of the Notes with the Guarantees referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
as Trustee

By:
Authorized Signatory

Dated:

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Each of the Guarantors, jointly and severally, guarantees the due and punctual payment of all sums from time to time payable in respect of the Notes as set forth in the Indenture.

NEXA RESOURCES CAJAMARQUILLA S.A.

By:
Name:
Title:

By:
Name:
Title:

NEXA RECURSOS MINERAIS S.A.

By:
Name:
Title:

By:
Name:
Title:

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Article III

THE NOTES

Section 3.1.         Title and Terms.

On the Issue Date, the Trustee shall authenticate and deliver U.S.$600,000,000 aggregate principal amount of 6.750% Senior Unsecured Notes due 2034. The Issuer may from time to time, without the consent of the Holders of the Notes, create and issue Additional Notes having the same terms and conditions as the Initial Notes in all respects, except that the issue date, the issue price and the first payment of interest thereon may differ; provided, however, that unless the Additional Notes are treated as part of the same “issue” of debt instruments as the Initial Notes or are issued pursuant to a “qualified reopening” of the Initial Notes, or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP or ISIN number (as applicable). Any Additional Notes shall be consolidated with and shall form a single series and vote together with the previously issued Notes for all purposes under this Indenture.

The Notes shall be known and designated as the “6.750% Senior Unsecured Notes due 2034” of the Issuer. The Stated Maturity of the Notes shall be April 9, 2034. The Notes shall bear interest at the rate of 6.750% per annum, from April 9, 2024 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on April 9 and October 9, commencing on October 9, 2024, until the principal thereof is paid or made available for payment.

In the case of a default in payment of principal and premium, if any, upon acceleration or redemption, interest (and Additional Amounts, if any) shall be payable pursuant to the second paragraph of this Section 3.1 on such overdue principal (and premium, if any), such interest shall be payable on demand and, if not so paid on demand, such interest shall itself bear interest at the rate per annum stated in the form of security contained herein plus 1% per annum (to the extent that the payment of such interest shall be legally enforceable), and shall accrue from the date such principal and/or premium, as the case may be, was due and payable to the date payment of such interest (and Additional Amounts, if any) has been made or duly provided for, and such interest on unpaid interest shall also be payable on demand.

The principal of and premium, if any, and interest on the Notes shall be payable at the Corporate Trust Office, the office of the Paying Agents and at any other office or agency maintained by the Issuer for such purpose; provided, however, that at the option of the Issuer upon five (5) Business Days’ notice to the applicable Paying Agent, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

The Notes shall be redeemable or repurchasable as provided in Article XI. The Notes shall not have the benefit of any sinking fund obligations.

The Notes shall be subject to defeasance at the option of the Issuer as provided in Article XII.

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Unless the context otherwise requires, the Notes shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers or redemptions

Section 3.2.         Denominations.

The Notes are issuable only in fully registered form, without coupons, in a minimum denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

Section 3.3.         Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer by an authorized signatory or authorized signatories of the Issuer. The signature of any signatory on the Notes may be manual, electronic or facsimile.

Notes bearing the manual, electronic or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer and having endorsed (by attachment or imprint) thereon the Guarantees executed as provided in Section 14.2 by the Guarantors, to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

Each Note shall be dated the date of its authentication.

No Note or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and that the Guarantees referred to therein have been duly executed and delivered hereunder.

Section 3.4.         Global Notes; Registration, Registration of Transfer and Exchange.

(a)             Global Notes. The provisions of clauses (1) through (7) below shall apply only to Global Notes:

(1)             each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture;

(2)             notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in

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whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note and the Issuer thereupon fails to appoint a successor Depositary or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive registered certificated form, or (C) an Event of Default has occurred and is continuing and the Registrar has received a written request from a beneficial owner of the Notes through an Agent Member to issue its proportionate interest in the Global Note in certificated form;

(3)             if any Global Note is to be exchanged for other Notes or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article III. If any Global Note is to be exchanged for other Notes or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, such Global Note shall be so surrendered for exchange or cancellation as provided in this Article III or, if the Trustee is acting as custodian for the Depositary or its nominee (or is party to a similar arrangement) with respect to such Global Note, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent Member’s account as necessary to reflect any transfer or exchange of a beneficial interest pursuant to Section 3.4(c)). Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to Section 3.4(a)(2) and as otherwise provided in this Article III, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Issuer shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to conclusively rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures;

(4)             every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article III or Section 10.5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary or a nominee thereof;

(5)             none of the Issuer, the Guarantors, the Trustee, any agent of the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the Depositary’s records (or the records of the participant of such Depositary) relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records of the Depositary relating to such beneficial ownership interests;

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(6)             subject to the provisions in the legends required by Section 2.2 above, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons who may hold interests in Agent Members, to take any action that such Holder is entitled to take under this Indenture;

(7)             except as provided in Section 3.4(a)(2) herein, neither Agent Members nor any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)             Registration, Registration of Transfer and Exchange and Legends. The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 11.2 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as they may prescribe, the Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby appointed “Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Issuer designated pursuant to Section 11.2 for such purpose in accordance with the terms hereof, the Issuer shall, subject to the other provisions of this Section 3.4, execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like tenor and aggregate principal amount and bearing the applicable legends set forth in Section 2.2.

Subject to Section 3.4(c), at the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like tenor and aggregate principal amount and bearing the applicable legend set forth in Section 2.2, if any, each such new Note having the benefit of the Guarantees executed by the Guarantors, upon surrender of the Note to be exchanged at such office or agency. Whenever any Note is so surrendered for exchange, the Issuer shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver, the Note which the Holder making the exchange is entitled to receive.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with U.S. securities laws, including but not limited to any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of

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interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance solely as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

All Notes and the Guarantees issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes and the Guarantees endorsed thereon, respectively, surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to the Holder for any registration of transfer or exchange of Notes, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than any transfer or exchange pursuant to Section 3.4, Section 10.5 or Section 11.5.

The Issuer and the Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the due date for any payment of principal in respect of the Notes selected for redemption under Section 4.6 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

All Notes, initially issued hereunder shall, upon issuance, bear the relevant legends specified in Section 2.2, if any, to be applied to such a Note and, in the case of the legend specifically required for the Restricted Global Note, such required legend shall not be removed unless the Issuer shall have delivered to the Trustee (and the Notes Registrar, if other than the Trustee) an Issuer Order which states that such Note may be issued without such legend thereon. If such legend has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 of the Notes Act and instructs the Trustee to cause a legend to appear thereon:

(c)             Certain Transfers and Exchanges. Upon presentation for transfer or exchange of any Note at the office of the Trustee, as Registrar, located in The City of New York, accompanied by a written instrument of transfer or exchange in the form approved by the Issuer (it being understood that, until notice to the contrary is given to Holders of Notes, the Issuer shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any Note), executed by the registered Holder, in person or by such Holder’s attorney thereunto duly authorized in writing, and upon compliance with this Section 3.4, such Note shall be

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transferred upon the Note Register, and a new Note shall be authenticated and issued in the name of the transferee. Notwithstanding any provision to the contrary herein or in the Notes, transfers of a Global Note, in whole or in part, and transfers of interests therein of the kind described in this Section 3.4 (c), shall only be made in accordance with this Section 3.4(c). Transfers and exchanges subject to this Section 3.4(c) shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 3.4(c).

(1)             General. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided, however, that this clause (1) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this clause (1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 3.4(c).

(2)             Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable and as in effect from time to time (the “Applicable Procedures”), only in accordance with this clause (2). Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depositary in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Regulation S Global Note in a specified principal amount and to cause to be debited from another specified Agent Member’s account a beneficial interest in the Restricted Global Note in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit A signed by or on behalf of the Agent Member holding such beneficial interest in the Restricted Global Note, the Trustee, as Registrar, shall reduce the principal amount of a Restricted Global Note, and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in Section 3.4(a)(3).

(3)             Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (3). Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depositary in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Note in a specified principal amount and to cause to be debited from another specified Agent Member’s account a beneficial interest in the Regulation S Global Note and (B) a certificate in substantially the form set forth in Exhibit B signed by or on behalf of the Agent Member holding such beneficial interest in the Regulation S Global Note, the Trustee, as Registrar, shall reduce the principal amount of such Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount as provided in Section 3.4(a)(3).

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(4)             Non-Global Restricted Note to Global Note. If the holder of a Restricted Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (4). Upon receipt by the Trustee, as Registrar, of (A) such Note and written instructions given by or on behalf of such Holder as provided in Section 3.4(b) directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Note or the Regulation S Global Note, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Note (or portion thereof) to be so transferred, and (B) an appropriately completed certificate substantially in the form set forth in Exhibit C-1 hereto, if the specified account is to be credited with a beneficial interest in the Restricted Global Note, or Exhibit C-2 hereto, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall cancel such Restricted Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 3.4(b) and increase the principal amount of the Restricted Global Note or Regulation S Global Note, as the case may be, by the specified principal amount as provided in Section 3.4(a)(3).

(5)             Non-Global Regulation S Note to Restricted Global Note or Regulation S Global Note. If the Holder of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, as the case may be, such transfer may be effected only in accordance with this clause (5) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Note and written instructions given by or on behalf of such Holder as provided in Section 3.4(b) directing the Trustee to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in the Restricted Global Note or the Regulation S Global Note, as the case may be, in a principal amount equal to the principal amount of the Note (or portion thereof) to be so transferred, and (B)(i) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Restricted Global Note, a certificate in substantially the form set forth in Exhibit D-l, signed by or on behalf of such Holder, and (ii) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Regulation S Global Note, a certificate in substantially the form set forth in Exhibit D-2, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 3.4(b) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal as provided in Section 3.4(a)(3).

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Section 3.5.         Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated or defaced Note is surrendered to the Trustee, the Issuer shall execute and the Trustee shall, upon receipt of an Issuer Order, authenticate or cause to be authenticated and deliver in exchange therefor a new Note of like tenor and principal amount, having endorsed thereon the Guarantees executed by the Guarantors and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them, the Guarantors and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, having endorsed thereon the Guarantees executed by the Guarantors and bearing a number not contemporaneously outstanding.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer may in its discretion, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, its counsel, the Registrar and the Paying Agents) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, defaced, lost or stolen Note, and the Guarantees endorsed thereon, shall constitute an original additional contractual obligation of the Issuer and the Guarantors, respectively, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes and Guarantees, respectively duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.6.         Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall (a) bear interest at the rate per annum stated in the form of Note included herein, (to the extent that the payment of such interest shall be legally enforceable), and (b) forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

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(1)             the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.

Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2); and

(b)             the Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.7.         Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer and the effective registration of such transfer by the Registrar, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.6) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee shall be liable for so treating such Holder.

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Section 3.8.         Cancellation.

Except as provided for in Section 4.2 and 4.3, Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation, accompanied by an Issuer Order, any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with its standard procedures or as directed by an Issuer Order; provided, however, that the Trustee shall not be required to destroy such Notes.

Section 3.9.         Computation of Interest.

The amount of interest payable on the Notes for any interest period will be calculated by applying the rate of interest to the principal amount of such Note, on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, on the number of days elapsed based on a 30 day month provided, however, that Defaulted Interest shall be computed on the basis of a 365 or 366-day year, as the case may be, and the number of days actually elapsed.

Section 3.10.      CUSIP Numbers.

The Issuer shall in issuing the Notes use CUSIP numbers, and the Trustee shall use the applicable CUSIP number in notices of redemption or exchange as a convenience to the Holders; provided, that any such notice may state that no representation is made as to the accuracy or correctness of the CUSIP number or numbers printed in the notice or on the certificates representing the Notes and that reliance may be placed only on the other identification numbers printed on the certificates representing the Notes. The Issuer shall promptly notify the Trustee in writing of any change in CUSIP numbers.

Section 3.11.      Paying Agents; Discharge of Payment Obligations; Indemnity of Holders.

(a)             The Issuer may from time to time appoint one or more paying agents under this Indenture and the Notes. By its execution and delivery of this Indenture, the Issuer hereby initially designates and appoints The Bank of New York Mellon, as Principal Paying Agent. Subject to Section 11.3, the Issuer or a Guarantor may act as paying agent.

(b)             Unless the Issuer or a Guarantor shall be acting as paying agent as provided in Section 11.3, the Issuer shall, by 11:00 a.m. New York City time, no later than one Business Day prior to each Interest Payment Date, Redemption Date or Maturity Date on any Notes (whether on maturity, redemption or otherwise) (each, a “Payment Date”), deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal, any

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premium, and interest when so becoming due (including any Additional Amounts). The Issuer shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent in New York City by 11:00 a.m. (New York City time) two Business Days prior to the due date for any such payment an irrevocable confirmation (by authenticated SWIFT MT 100 Message) of its intention to make such payment. The Principal Paying Agent shall arrange with all other Paying Agents for the payment, from funds furnished by the Issuer or the Guarantors to the Principal Paying Agent pursuant to this Indenture, of the principal, and premium, if any, and interest (including Additional Amounts, if any) on the Notes and of the compensation of such Paying Agents for their services as such.

All Paying Agents will hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal, or premium if any, of or interest on the Notes and shall notify the Trustee in writing of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 3.11 and the applicable provisions of Section 11.3, the Paying Agents shall have no further liability for the money delivered to the Trustee.

(c)             Any payment to be made in respect of the Notes or the Guarantees by the Issuer or the Guarantors, as the case may be, to or to the order of any Paying Agent shall be in satisfaction pro tanto of the obligations of the Issuer under the Notes.

(d)             Each payment in full of principal, redemption amount, Additional Amounts and/or interest payable under this Indenture in respect of any Note made by or on behalf of the Issuer to or to the order of any Paying Agent in the manner specified in this Indenture on the date due shall be valid and effective to satisfy and discharge the obligation of the Issuer to make payment of principal, redemption amount, Additional Amounts and/or interest payable under this Indenture on such date, provided, however, that the liability of any Paying Agent hereunder shall not exceed any amounts paid to it by the Issuer, or held by it, on behalf of the Holders under this Indenture; and provided further that, in the event that there is a default by the Paying Agent or the Principal Paying Agent in any payment of principal, redemption amount, Additional Amounts and/or interest in respect of any Note in accordance with this Indenture, the Issuer and the Guarantors shall pay on demand such further amounts as will result in receipt by the Holder of such amounts as would have been received by it had no such default. This obligation constitutes a separate and independent obligation from the other obligations of the Issuer under the Notes and the Guarantors under the Guarantees, shall give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by the Trustee and/or any Holder of Notes and shall continue in full force and effect despite any judgment, order, claim, or proof for a liquidated amount in respect of any sum due under this Indenture, the Notes or any judgment or order.

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Article IV

REDEMPTION OF NOTES

Section 4.1.         Redemption for Tax Reasons.

If as a result of any Change of Law (as defined below):

(1)             the Issuer or a Guarantor is or would be required on the next succeeding Interest Payment Date to pay any Additional Amounts in excess of the Additional Amounts that the Issuer or such Guarantor, as the case may be, would pay if payments in respect of the Notes were subject to deduction or withholding for Taxes imposed by the applicable taxing jurisdiction at the rate applicable on the Issue Date; or

(2)             the issuers/borrowers of certain intercompany debt are or would be required on the next succeeding interest payment date to pay Brazilian withholding taxes in excess of a general rate of 15%, or 25% in case of amounts paid to residents of countries or locations which do not impose any income tax or which impose it at a maximum rate lower than 17% or where the laws of that country or location impose restrictions on the disclosure (x) of shareholding composition; (y) of the ownership of the investment; or (z) to the identification of the beneficial owner of income attributed to non-resident persons, pursuant to article 8 of Law No. 9,779, of January 19, 1999, and articles 24 and 24-A of Law No. 9,430, of December 27, 1996; provided that, such requirement to pay such taxes in excess of such rate was not caused by, or otherwise the result of, whether directly or indirectly, wholly or in part, any amendment to the intercompany debt, and in either case, the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to the Issuer or a Guarantor, the Notes may be redeemed, by the Issuer at the option of the Issuer or a Guarantor, in whole but not in part, upon not less than 30 nor more than 90 days’ notice to the Holders, which notice will be published, at any time following such Change of Law at a Redemption Price equal to the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for redemption. The Issuer, any Guarantor or any of their respective Affiliates will also pay to the Holders of the Notes on the Redemption Date any Additional Amounts which are payable. Following such redemption, the Notes will be cancelled, or remain Outstanding, at the Issuer’s or a Guarantor’s election.

“Change of Law” means any change in or amendment to the laws or regulations of Luxembourg, Brazil or Peru (or of any political subdivision thereof or therein) or the adoption, amendment or modification of any resolution of the Central Bank of Luxembourg, the Central Bank of Brazil or the Central Reserve Bank of Peru (or any successor authority thereto) which becomes effective on or after the date of this Indenture (or with respect to a successor, on or after the date such successor assumes the obligations under the Notes), resulting in the Issuer or a Guarantor on a consolidated basis being required to pay amounts with respect to Taxes as described above in a total aggregate amount in excess of that payable immediately prior to such change or amendment.

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Prior to the delivery of any notice of redemption in accordance with the foregoing, the Issuer or a Guarantor shall deliver to the Trustee and the Agents an Officer’s Certificate stating that the Issuer or a Guarantor, as the case may be, is entitled to effect such redemption based on an Opinion of Counsel or written advice of a qualified tax expert, that the Issuer or a Guarantor has or will become obligated to pay such excess amounts with respect to Taxes as a result of such Change of Law. Such notice, once delivered by the Issuer or a Guarantor to the Trustee, will be irrevocable.

If the Issuer or a Guarantor becomes subject at any time to any taxing jurisdiction other than Luxembourg, Brazil or Peru, references herein to Luxembourg, Brazil or Peru, as applicable, shall be construed to include such other jurisdiction.

Section 4.2.         Optional Redemption.

At any time before January 9, 2034 (which is the date that is three months prior to maturity of the notes (the “Par Call Date”)), the Issuer or a Guarantor has the right to redeem the Notes, in whole or in part and from time to time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (inclusive of interest accrued to the redemption date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, less interest accrued to, but excluding, the Redemption Date; plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

At any time on or after the Par Call Date, the Issuer or a Guarantor has the right to redeem the Notes, in whole or in part and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The “Treasury Rate” shall be determined by the Issuer or a Guarantor after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer or a Guarantor shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury

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constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Issuer or a Guarantor shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer or a Guarantor shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer or the Guarantor shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer or a Guarantor’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Issuer, any Guarantor or any of their respective Affiliates may at any time repurchase the Notes at any price in the open market or otherwise. The Issuer, any Guarantor or any of their respective Affiliates may hold or resell the Notes it purchases or may surrender them to the Trustee or an Agent for cancellation.

Optional Clean-up Redemption. Notwithstanding the foregoing, in connection with any tender offer for the notes (including an Offer to Purchase in connection with a Change of Control that results in a Rating Decline made in accordance with the terms of the Indenture), in the event that the Holders of not less than 85% of the aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw Notes in such tender offer and the Issuer, or any other Person making such offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, then the Issuer or the Guarantor will have the right, on not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), to redeem all of the Notes that remain outstanding at a Redemption Price equal to the purchase price paid to each other Holder in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to, but excluding, the Redemption Date.

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Section 4.3.         Applicability of Article.

Redemption of Notes at the election of the Issuer, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 4.4.         Election to Redeem; Notice to Trustee, Registrar and Paying Agent.

In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

The Issuer shall provide notice of redemption to the Trustee, Registrar and Paying Agents at least 15 days (or such shorter period as agreed to by the Trustee) prior to when such notice of redemption shall be provided to the Holders.

Section 4.5.         Notice of Redemption.

Notice of redemption pursuant to Section 4.1 and 4.2 hereof shall be given in the manner provided for in Section 1.6 hereof. The Trustee, Registrar and Paying Agent will notify the Holders at such Holder’s address appearing in the Note register at least 10 but not more than 60 days prior to the Redemption Date. A notice of any redemption may, at the Issuer’s or a Guarantor’s discretion, be subject to one or more conditions precedent.

All notices of redemption shall state:

(1)             the Redemption Date;

(2)             the Redemption Price;

(3)             that on the Redemption Date, the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date;

(4)             the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(5)             the aggregate principal amount of Notes being redeemed;

(6)             the CUSIP number or numbers of the Notes being redeemed;

(7)             if fewer than all the outstanding Notes are to be redeemed, or if a Note is to be redeemed in part only, the identification and principal amounts at maturity of the particular Notes (or portion thereof) to be redeemed; and

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(8)             that no representation is made as to the correctness or accuracy of the CUSIP numbers, if any, listed in such notice or printed on the Notes.

Section 4.6.         Deposit of Redemption Price.

By 11:00 a.m. (New York City time) on the Business Day prior to any Redemption Date, the Issuer or a Guarantor shall deposit with the Principal Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.3) an amount of money sufficient to pay the Redemption Price on all of the Notes which are to be repurchased on that date. In the case of a partial redemption of Notes that are represented by a Global Note, the relevant Notes will be redeemed in accordance with the rules of DTC.

Section 4.7.         Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Maturity Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

Article V

SATISFACTION AND DISCHARGE

Section 5.1.         Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect as to all Outstanding Notes, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)             (A) all Outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B) all Outstanding Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Issuer or a Guarantor; and, in each case, the Issuer or a Guarantor irrevocably deposits or causes to be deposited with the Trustee or its designee as funds in

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trust solely for the benefit of the Holders, cash, Cash Equivalents or U.S. Government Obligations in an amount as will be sufficient without consideration of any reinvestment of interest, to pay and discharge all principal, premium and Additional Amounts, if any, and accrued and unpaid interest to the date of maturity or redemption on the Notes not delivered to the Trustee for cancellation and delivers irrevocable Instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be;

(2)             the Issuer or a Guarantor has paid or caused to be paid all other sums payable hereunder;

(3)             the Issuer or a Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

(4)             the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably requested.

Notwithstanding the satisfaction and discharge of this Indenture, (i) the obligations of the Issuer to the Trustee under Section 7.7 hereof, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payment of principal of and premium, if any, and interest (including Additional Amounts, if any) on the Notes, (iv) rights, obligations and immunities of the Trustee under this Indenture (including, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 5.2 hereof and the last paragraph of Section 11.3 hereof), and (v) rights of Holders of the Notes as beneficiaries of this Indenture with respect to any property deposited with the Trustee payable to all or any of them, shall survive.

Section 5.2.         Application of Trust Money.

Subject to the provisions of the last paragraph of Section 11.3, all money deposited with the Trustee pursuant to Section 5.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

Article VI

REMEDIES

Section 6.1.         Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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(1)             failure to pay any amount of principal of (or premium, if any) any Note when due and such failure shall continue for a period of three days;

(2)             failure to pay any interest, including Additional Amounts, if any, on any Note when due and such failure shall continue for a period of 30 days;

(3)             failure to perform any covenant or agreement of the Issuer or any Guarantor under this Indenture or the Notes and such failure remains unremedied for 60 days after the Trustee has given written notice thereof to the Issuer or any Guarantor;

(4)             failure to pay when due or, as the case may be, within any originally applicable grace period, any amount of principal and premium, if any, or interest (including Additional Amounts, if any), due under the terms of any instrument evidencing Indebtedness of the Issuer or any of its Designated Subsidiaries, or any such Indebtedness of the Issuer or any of its Designated Subsidiaries that becomes due and payable prior to its stated maturity otherwise than at the option of the issuer thereof by reason of the occurrence of an event of default howsoever described; provided that the aggregate amount of any such Indebtedness equals with respect to such Person, on a consolidated basis U.S.$125.0 million or more (or its equivalent in other currency or currencies);

(5)             the rendering of a final judgment (not subject to appeal) for the payment of money against the Issuer or any of its Designated Subsidiaries which remains undischarged, unbonded or unstayed (and otherwise not covered by enforceable insurance policies issued by reputable and creditworthy insurance companies) for a period of 60 consecutive days after the date on which the right to appeal all such judgments has expired or, if later, the date therein specified for payment; provided that the aggregate amount of any such final judgment equals or exceeds with respect to such Person, on a consolidated basis U.S.$125.0 million (or its equivalent in other currency or currencies);

(6)             all or substantially all of the assets of the Issuer (on a consolidated basis) shall be condemned, seized or otherwise appropriated, or custody of such property shall be assumed by any governmental authority or court or other person purporting to act under the authority of the federal government of any jurisdiction, or the Issuer shall be prevented from exercising normal control over all or substantially all of its property or revenues (on a consolidated basis), if the whole or part of such property or revenues is material to the Issuer (on a consolidated basis);

(7)             (a) a secured party takes possession of all or substantially all the assets or revenues of the Issuer (on a consolidated basis) or (b) a receiver or similar officer is appointed, of all or substantially all the assets or revenues of the Issuer (on a consolidated basis);

(8)             the Issuer or any Guarantor pursuant to or under or within the meaning of any Bankruptcy Law (a) commences a voluntary case or proceeding; (b) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the

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commencement of any case against it; (c) consents to the appointment of a custodian of it or for substantially all its property; (d) makes a general assignment for the benefit of its creditors; (e) files an answer or consent seeking reorganization or relief; (f) shall admit in writing its inability to pay its debts generally; or (g) consents to the filing of a petition in bankruptcy;

(9)             a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Issuer or any Guarantor, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; and

(10)          any of the Guarantees is not (or is claimed by any Guarantor not to be) in full force and effect.

If any Event of Default shall occur and be continuing, either (i) the Trustee or (ii) the Holders, with written notice to the Trustee, of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided that, after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, as provided in Section 6.12, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in this Indenture. The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. If an Event of Default specified in clause (8) above occurs with respect to the Issuer, the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.2.         Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer and the Guarantors covenant that if

(1)             default is made in the payment of any interest on any Note, (including Additional Amounts, if any), when such amounts become due and payable and such default continues for a period of 30 days; or

(2)             default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or, with respect to any Note to be redeemed, at the Redemption Date thereof,

the Issuer and the Guarantors (subject to the limitations provided in this Indenture) will, jointly and severally, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest (including Additional Amounts, if any), and, to the extent that payment of interest on overdue amounts shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses incurred by the Trustee

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under this Indenture, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer and the Guarantors fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer, the Guarantors or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, the Guarantors or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights under this Indenture of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein including, without limitation, seeking recourse against the Issuer or the Guarantors or proceeding to enforce any other proper remedy.

Section 6.3.         Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, the Guarantors, their respective creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

Section 6.4.         Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.5.         Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes

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and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid;

FIRST:	To the payment of all amounts due to the Trustee and the Agents under this Indenture; and
SECOND:	To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

The Trustee, upon prior written notice to the Issuer, may fix a Record Date and payment date for any payment to the Holders pursuant to this Section 6.5.

Section 6.6.         Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)             such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(2)             the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(3)             the Trustee for 60 days after its receipt of such notice, request and offer shall have failed to institute any such proceeding; and

(4)             no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), any Note or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

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Section 6.7.         Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Notes or the Guarantees, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.6) interest on such Note on the respective Stated Maturities expressed in such Note (or earlier Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.8.         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Note or the Guarantees, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.9.         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.5 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.10.      Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.11.      Control by Holders.

The Holders of a majority of the aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

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(1)             such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability (as determined in the sole discretion of the Trustee); and

(2)             the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

The Trustee may refuse, however, to follow any direction that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of the Holders or that may subject the Trustee to any liability, loss or expense if the Trustee determines, in its sole discretion, that it lacks satisfactory indemnification and/or security against such liability, loss or expense.

Section 6.12.      Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may by written notice to the Issuer and the Trustee waive any past default hereunder and rescind and annul any declaration of acceleration and its consequences, except a default:

(1)             in the payment of the principal of (or premium, if any) or interest on any Note; or

(2)             in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.13.      Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

Article VII

THE TRUSTEE

Section 7.1.         Certain Duties and Responsibilities.

(a)             Except during the continuance of an Event of Default,

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(1)             the Trustee undertakes to perform solely such duties and only such duties as are specifically set forth in this Indenture, and Trustee shall not be liable except for the performance of such duties; and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)             in the absence of gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)             In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)             No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action or its own willful misconduct, except that:

(1)             this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)             the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)             the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Note of any series, determined as provided in Section 6.2, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Note;

(4)             no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it;

(5)             the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

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(6)             if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(7)             the delivery of any information to the Trustee under this Indenture, including but not limited to any Rule 144A information, or reports to the Trustee is for informational purposes only and the receipt of such information or reports by the Trustee shall not constitute constructive notice of any information contained therein;

(8)             in the absence of written investment direction from the Issuer, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Issuer;

(9)             in the event that the Trustee is also acting as custodian, Registrar, Paying Agent, exchange agent, bid solicitation agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article VII shall also be afforded to such custodian, Registrar, Paying Agent, exchange agent, bid solicitation agent or transfer agent;

(10)          any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Issuer for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Issuer has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

(d)             Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

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Section 7.2.         Notice of Defaults.

The Trustee shall give the Holders notice of any Default (“Notice of Default”) that has occurred and is continuing and of which a Responsible Officer of the Trustee has actual knowledge, within 90 days after the occurrence of such Default (but not less than 15 days after knowledge thereof). The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on, the Notes) if it determines that withholding such notice is in their interest; provided that, in the case of a default of a character specified in Section 6.1(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 7.3.         Certain Rights of Trustee and the Agents.

Subject to the provisions of Section 7.1:

(a)             the Trustee and the Agents may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)             any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution;

(c)             whenever in the administration of this Indenture the Trustee or an Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee or such Agent, as the case may be, (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence on its part, rely upon an Officer’s Certificate or an Opinion of Counsel;

(d)             the Trustee or the Agents may consult with counsel of its selection, at the expense of the Issuer, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)             the Trustee and each Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee or such Agent, as applicable, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction satisfactory to the Trustee or such Agent, as applicable;

(f)              neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, opinion, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee and each Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or

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an Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantor, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)             the Trustee and each Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee and each Agent shall not be responsible for any misconduct or negligence on the part, or for the supervision of, any agent or attorney appointed with due care by it hereunder;

(h)             neither the Trustee nor any Agent shall be liable for any action taken, suffered or omitted by it in good faith which the Trustee or such Agent, as applicable, believed to have been authorized or within its rights or powers;

(i)               neither the Trustee nor any Agent shall be charged with knowledge of any default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default, or (2) written notice of such default or Event of Default shall have been received by a Responsible Officer of the Trustee by the Issuer, the Guarantor or by any Holder of the Notes;

(j)               in no event shall the Trustee or any Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)             the rights, privileges, protections, immunities and benefits given to the Trustee and the Agents, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Agents in each of their capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l)               neither the Trustee nor the Agents shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(m)           the Trustee and the Agents may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(n)             the permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.4.         Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein, in the Notes and in the Guarantees endorsed thereon, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer or the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

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Section 7.5.         May Hold Notes.

The Trustee, any Paying Agent or Transfer Agent, any Registrar (if other than the Trustee) or any other agent of the Issuer or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.8 and 7.12, may otherwise deal with the Issuer and the Guarantors with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent, Registrar or such other agent.

Section 7.6.         Money Held in Trust.

All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and need not be segregated from other funds of the Trustee or Paying Agent, except as otherwise required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Issuer to pay thereon.

Section 7.7.         Compensation and Reimbursement.

The Issuer and the Guarantors agree:

(1)             to, jointly and severally, pay to the Trustee and the Agents from time to time upon demand such compensation for all services rendered by it hereunder as shall be agreed upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as such fees may be adjusted from time to time;

(2)             except as otherwise expressly provided herein, to, jointly and severally, reimburse each of the Trustee and the Agents upon its request for all reasonable expenses and disbursements incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3)             to, jointly and severally, indemnify each the Trustee and the Agents for, and to hold each harmless against, any loss, liability, cost, damage, claim or expense (including taxes, other than taxes based on or measured by income, and the reasonable compensation, expenses and disbursements of its agents, accountants, experts and counsel) incurred without gross negligence or willful misconduct on its part as determined in a final judgment of a court with competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust or the performance by it of its duties and obligations or the exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against the Issuer or the Guarantors, as the case may be (including, without limitation, this Section 7.7), and of defending against any claim (whether asserted by any Holder or the Issuer or the Guarantors or any other Person, as the case may be) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 7.7 shall survive any termination of this Indenture and the resignation or removal of the Trustee, the Principal Paying Agent or other Paying Agent.

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As security for the performance of the obligations of the Issuer or the Guarantors, as the case may be, under this Section 7.7, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Issuer or the Guarantors, as the case may be (even though the Notes may be so subordinated).

The obligation of the Issuer under this Section 7.7 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The indemnification provided in this Section 7.7 shall extend to the officers, directors, agents and employees of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1 occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code, or any similar Federal, State or analogous foreign law for the relief of debtors.

Section 7.8.         Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S.$50,000,000 and its Corporate Trust Office in The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.9.         Resignation and Removal; Appointment of Successor.

(a)             No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

(b)             The Trustee and the Principal Paying Agent may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee or Principal Paying Agent shall not have been delivered to the Trustee or Principal Paying Agent, as the case may be, within 30 days after the giving of such notice of resignation, the resigning Trustee or Principal Paying Agent may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee or Principal Paying Agent, as the case may be.

(c)             The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If an

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instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Issuer may petition, at its expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)             The Agents (other than the Principal Paying Agent) may resign at any time by giving written notice thereof to the Issuer. The Agents may appoint a successor Agent if the Issuer does not.

(e)             So long as no Event of Default has occurred and is continuing, the Issuer may remove the Trustee or any Agent and appoint a new Trustee or Agent, as applicable, provided that such Trustee meets the eligibility requirements of Section 7.8.

(f)              If at any time:

(1)             the Trustee shall fail to comply with Section 7.8 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months; or

(2)             the Trustee shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(3)             the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)             If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Issuer for the appointment of a successor Trustee.

(h)             The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office at the expense of the Issuer.

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Section 7.10.      Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 7.7. Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainty vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.11.      Merger, Conversion, Consolidation or Succession to Business.

Any corporation or other entity into which the Trustee may be merged or convened or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.12.      Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.5, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of

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condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or other entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or other entity shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an

Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Notes. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

“This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
as Trustee

By:
as Authenticating Agent”

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Article VIII

HOLDERS LISTS AND COMMUNICATIONS BY TRUSTEE AND ISSUER

Section 8.1.         Issuer to Furnish Trustee; Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Trustee

(a)             semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(b)             at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 8.2.         Preservation of Information; Communications to Holders.

(a)             The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 8.1 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 8.1 upon receipt of a new list so furnished.

(b)             If a Holder (herein referred to as an “applicant”) applies in writing to the Trustee, and furnishes to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that such applicant desires to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicant proposes to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(1)             afford such applicant access to the information preserved at the time by the Trustee in accordance with Section 8.2(a); or

(2)             inform such applications as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 8.2(a), as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

(c)             Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 8.2(b), regardless of the source from which

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such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 8.2(b).

Article IX

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.1.         Mergers, Consolidations and Certain Sales of Assets.

So long as any of the Notes are Outstanding, neither the Issuer nor any Guarantor may, in a single transaction or a series of related transactions:

(1)             unless the Issuer or such Guarantor, as applicable, is the surviving Person, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Issuer or such Guarantor, as applicable (other than a consolidation or merger of a Wholly Owned Subsidiary organized under the laws of Luxembourg, Brazil, Peru, the United States or any OECD country, in each case, with or into the Issuer or such Guarantor, as applicable); or

(2)             directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis of the Issuer and its Subsidiaries or the relevant Guarantor and its Subsidiaries, as applicable) to any Person (other than the Issuer or a Guarantor) (provided that the creation of a Lien on or in any of its assets shall not in and of itself constitute the transfer, sale, lease or disposition of the assets subject to the Lien), unless the following conditions, to the extent applicable, are met:

(i)               in the case of a transaction in which the Issuer or a Guarantor does not survive or in which the Issuer or a Guarantor sells, leases or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity to the Issuer or such Guarantor (1) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, all of the Issuer’s or such Guarantor’s obligations under this Indenture and (2) shall be organized under the laws of (x) Luxembourg, Brazil, Peru or any state or political subdivision thereof, (y) the United States or any state thereof or the District of Columbia or (z) any other country if such successor entity undertakes, in such supplemental indenture, to pay such additional amounts in respect of principal (and premium, if any) and interest as may be necessary in order that the net amounts paid pursuant to the Notes after deduction or withholding of any present or future withholding taxes, duties, assessments, levies, imposts or charges whatsoever imposed by or for the account of such country or any political subdivision or taxing authority thereof or therein shall equal the respective amounts of principal (and premium, if any) and interest specified in the Notes, subject to the same exceptions set forth under clauses (1) through (7) of Section 11.9, but replacing existing references in such clauses to the jurisdiction of incorporation of the Issuer or such Guarantor, as applicable, with references to such other country and references to the jurisdiction of incorporation of the Issuer or such

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Guarantor, as applicable, under Section 4.1 shall automatically be deemed to be references to such other country;

(ii)             if, as a result of any such transaction, property or assets of the Issuer or such Guarantor would become subject to a Lien prohibited by Section 12.10, the Issuer or such Guarantor, as applicable, or the successor entity to the Issuer or such Guarantor, as applicable, shall have secured the Notes as described thereunder; and

(iii)           the Issuer or such Guarantor, as applicable, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this covenant and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

In the event of any transaction (other than a lease) described in and complying with the provisions of this Section 9.1 in which the Issuer or a Guarantor, as applicable, is not the surviving Person and the surviving Person assumes all the obligations of the Issuer or such Guarantor, as applicable, under this Indenture and the Notes or the Guarantee, as applicable, pursuant to a supplemental Indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as applicable, and the Issuer or such Guarantor, as applicable, will be discharged from its obligations under this Indenture and the Notes or the Guarantee, as applicable.

Article X

SUPPLEMENTAL INDENTURES

Section 10.1.      Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures hereto in form satisfactory to the Trustee, for any of the following purposes:

(1)             to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or any Guarantor, as applicable, herein and in the Notes or the Guarantees, as applicable;

(2)             to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

(3)             to cure any ambiguity, defect or inconsistency or to correct a manifest error;

(4)             to provide for uncertificated Notes in addition to or in place of certificated Notes;

(5)             to comply with Section 9.1 of this Indenture;

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(6)             to evidence and provide for the acceptance of an appointment by a successor trustee;

(7)             to provide for any additional guarantee of the Notes;

(8)             to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(9)             to provide for or confirm the issuance of Additional Notes;

(10)          to conform the provisions of this Indenture to the caption entitled “Description of the Notes” in the offering memorandum relating to the Notes; or

(11)          to make any other modification and any waiver or authorization of any breach or proposed breach of any provision of this Indenture or the Notes which is not materially prejudicial to the Holders.

Section 10.2.      Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Issuer and the Trustee, and consistent with Section 6.13, the Issuer and the Trustee may enter into an indenture or supplemental indentures hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)             change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Note on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date),

(2)             reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3)             modify any of the provisions of this Section 10.2 or Section 6.12 or Section 11.9, except to increase any such percentage described in clause (2) above or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

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(4)             release any Guarantors from its obligations under its Guarantee or this Indenture, except in compliance with the terms of this Indenture.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.3.      Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 7.1) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.2, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the trustee’s own rights, duties or immunities under this Indenture.

Section 10.4.      Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.5.      Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 10.6.      Notice to Holders.

After a supplemental indenture under this Article becomes effective, the Issuer will send to the Holders affected thereby a notice briefly describing the terms of the supplement. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture.

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Article XI

COVENANTS

Section 11.1.      Payment Under the Notes.

Each of the Issuer and the Guarantors shall duly and punctually pay all amounts owed by it, and comply with all its other obligations, under the terms of the Notes, the Guarantees and this Indenture (collectively, the “Transaction Documents”).

Section 11.2.      Maintenance of Office or Agency.

The Issuer and the Guarantors will maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer or the Guarantors in respect of the Notes, the Guarantees and this Indenture may be served. Initially, this office will be at the Corporate Trust Office of the Trustee, unless the Issuer shall designate and maintain any other office or agency for one or more such purposes, and the Issuer and the Guarantors shall agree not to change the designation of such office without prior written notice to the Trustee and designation of a replacement office in the same general location. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies. If at any time the Issuer or the Guarantors shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuer and the Guarantors hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations (each, a “Transfer Agent”); provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York. The Issuer has initially designated the offices of The Bank of New York Mellon to act as Transfer Agent. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 11.3.      Money for Note Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

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Whenever the Issuer shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with the Principal Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Amounts, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Trustee and the Principal Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 11.3, that such Paying Agent will:

(1)             hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disclosed of as herein provided;

(2)             give the Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest;

(3)             at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)             acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer on the Issuer’s Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 11.4.      Maintenance of Corporate Existence.

The Issuer and the Guarantors shall, and shall cause each of their respective Subsidiaries to, maintain in effect its corporate existence and all registrations necessary therefor and take all

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actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations provided that this covenant shall not require (i) the Issuer, the Guarantors or any of their respective Subsidiaries to maintain any such registration, right, privilege, title to property, franchise or the like or require the Issuer or the Guarantors to preserve the corporate existence of any of their respective Subsidiaries (other than a Subsidiary that is a Guarantor), if the failure to do so would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders or (ii) the Guarantors or the Issuer to preserve its corporate existence if it complies with the provisions of Section 9.1.

Section 11.5.      Repurchases at the Option of the Holders upon Change of Control.

If a Change of Control occurs that results in a Rating Decline, each Holder will have the right to require the repurchase of all or any part (equal to U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof) of the Notes of that Holder pursuant to a Change of Control Offer by the Issuer or the Guarantors. No such purchase in part shall reduce the principal amount of the Notes held by any Holder to below U.S.$200,000. In the Change of Control Offer, the Issuer or a Guarantor will offer a “Change of Control Payment” in U.S. dollars equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased, to the date of purchase (subject to the right of the Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant Interest Payment Date).

Within 30 days following any Change of Control that results in a Rating Decline the Issuer or the Guarantor will make a “Change of Control Offer” by notice to each Holder of Notes in accordance with the provision set out under Section 1.6, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

The Issuer or the applicable Guarantor will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Issuer or the applicable Guarantor will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

On the Change of Control Payment Date, the Issuer or the applicable Guarantor will, to the extent lawful:

(1)             accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

(2)             procure that the Change of Control Payment is made in respect of all Notes or portions of Notes properly tendered.

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The Paying Agents will promptly mail to each Holder who properly tendered Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.

The provisions described above that require the Issuer or a Guarantor to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. However, a Change of Control Offer is only required to be made in the event that a Change of Control results in a Rating Decline. Consequently, if a Change of Control were to occur which does not result in a Rating Decline, none of the Issuer and the Guarantors would be required to launch a Change of Control Offer. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Issuer or a Guarantor repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

None of the Issuer or the Guarantors will be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth in this Indenture, that are applicable to a Change of Control Offer made by the Issuer or a Guarantor and such third party purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given for all outstanding Notes pursuant to this Indenture as described under Section 4.2 unless and until there is a default in payment of the applicable Redemption Price.

Notwithstanding anything to the contrary contained herein and subject to applicable law, a Change of Control Offer may be made in advance of a Change of Control and conditioned upon the occurrence of such Change of Control and Rating Decline if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In the event that the Holders of not less than 85% of the aggregate principal amount of Outstanding Notes accept a Change of Control Offer and the Issuer or a Guarantor or a third party purchases all the Notes held by such holders, the Issuer or a Guarantor will have the right, on not less than 10 nor more than 60 days’ prior notice to the Holders, given not more than 30 days following the purchase date pursuant to the Change of Control Offer, to redeem all of the Notes that remain outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain Outstanding, to, but excluding, the date of redemption.

Section 11.6.      Payment of Taxes and Other Claims.

The Issuer and the Guarantors shall, and shall cause each of their respective Subsidiaries to, pay or discharge or cause to be paid or discharged before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Issuer and the Guarantors or any of their respective Subsidiaries, as the case may be, and (ii) all lawful claims

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for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Issuer or a Guarantor or any of their respective Subsidiaries, as the case may be; provided, however, that neither the Issuer nor any Guarantor nor any of their respective Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings, or where the failure to do so would not have a material adverse effect on the Issuer, the Guarantors and their Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders.

Section 11.7.      Provision of Financial Information.

The Issuer has agreed that it will furnish to the Trustee and the Holders and to any prospective purchasers of such Notes, to the extent permitted by applicable law or contractual restrictions, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; provided that the foregoing obligation will only apply to the Issuer if it ceases to be subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

Additionally, the Issuer shall provide the Trustee and the Holders, within 120 days of the end of each fiscal year and within 60 days of the end of each of the first three fiscal quarters, annual or quarterly financial statements, as applicable, in accordance with applicable GAAP and audited in the case of annual financial statements.

Notwithstanding the foregoing, if the Issuer makes available the information described above on the Issuer’s or an Affiliate’s website or on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) website of the SEC, the Issuer will be deemed to have satisfied the reporting requirement set forth in such applicable clause. It is understood that the Trustee shall have no responsibility to determine whether any information has been posted on such websites.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate or notice). The Trustee shall have no obligation to determine if and when the Issuer’s statements or reports are publicly available and accessible electronically.

Section 11.8.      Statement by Officers as to Default.

(a)             The Issuer will be required to furnish to the Trustee together with the delivery (or the posting on the Issuer’s or an Affiliate’s website) of its annual financial statements and in any event within 120 days after the end of each such fiscal period, an Officer’s Certificate stating whether or not to the best knowledge of the signer thereof none of the Issuer or any Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Issuer or any Guarantor is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

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(b)             The Issuer shall deliver to the Trustee, as soon as is practicable and in any event within ten calendar days after the Issuer becomes aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate of the Issuer, setting forth the details of such Default or Event of Default and stating what action the Issuer, proposes to take with respect thereto. None of the Agents shall have notice of any Default or Event of Default unless a Responsible Officer of such Agent has actual knowledge thereof.

Section 11.9.      Payment of Additional Amounts.

Any and all payments to a Holder of principal (and premium, if any) and interest in respect of the Notes will be made free and clear of, and without withholding or deduction for, any and all present and future withholding taxes, duties, assessments, levies, imposts or charges (“Taxes”) whatsoever imposed by or on behalf of, Luxembourg, Brazil, Peru or any political subdivision or taxing authority thereof or therein or any other jurisdiction from or through which payment on the Notes is made, unless such withholding or deduction is required by law. In that event, the Issuer or a Guarantor, as the case may be, shall pay such additional amounts (the “Additional Amounts”) as will result in the receipt by the Holders of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such Additional Amounts shall be payable in respect of any Note:

(1)             held by, or by a third party on behalf of, a Holder or beneficial owner which is liable for such taxes, duties, assessments, levies, imposts or charges in respect of such Note by reason of its (or a fiduciary, settlor, member, shareholder or beneficiary of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) having some present or former connection with Luxembourg, Brazil or Peru (including being or having been a citizen or resident of Luxembourg, Brazil or Peru or being or having been engaged in trade or business therein) other than the mere holding of such Note or the enforcement of rights in respect of such Note; or

(2)             where (in the case of a payment of principal, premium, if any, or interest on the Maturity Date or date of earlier redemption) the relevant Note is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such Additional Amounts if it had surrendered the relevant Note on the last day of such period of 30 days; or

(3)             if such tax is an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment, levy, impost or charge; or

(4)             if such tax, duty, assessment, levy, impost or charge is (a) payable other than by withholding or deduction from a payment on such Note, or (b) required to be withheld or deducted by a Paying Agent and such Holder of a Note would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent; or

(5)             if such tax, duty, assessment, levy, impost or charge would not have been imposed but for the failure of a Holder or beneficial owner of the Note to comply with applicable certification, information, documentation or other reporting requirements

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concerning the nationality, residence, identity or connection with Luxembourg, Brazil or Peru of such Holder or beneficial owner if (i) such compliance is required as a precondition to relief or exemption from withholding or deduction of all or part of such tax, duty, assessment, levy, impost or charge and (ii) at least 30 days prior to the date on which the Issuer or a Guarantor, as the case may be, applies this clause (5), it will have notified such Holder or beneficial owner that it will be required to comply with such requirement;

(6)             if such tax, duty, assessment, levy, impost or charge is payable pursuant to the Luxembourg law dated December 23, 2005, as amended, introducing a domestic withholding tax on interest income for Luxembourg resident individuals (Relibi law); or

(7)             on account of a payment on such Note that is paid to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such note; or

(8)             in the case of any combination of items (1) through (7).

“Relevant Date” means whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received by the Paying Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Holders.

Notwithstanding anything to the contrary above, none of the Issuer, a Guarantor, any Paying Agent or any other Person shall be required to pay any Additional Amounts with respect to any withholding or deduction imposed on or in respect of any Note pursuant to FATCA, any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, or any agreement between the Issuer and the United States or any authority thereof implementing FATCA.

The Issuer or the relevant Guarantor, as applicable, shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes, this Indenture or any other document or instrument referred to therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Luxembourg, Brazil or Peru, as applicable, except those resulting from, or required to be paid in connection with, (i) the execution in or bringing to such jurisdiction of the Notes or any document or instrument; (ii) the production before a court of such jurisdiction of the Notes or any document or instrument or (iii) the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

References to principal, premium, if any, or interest in this Indenture or the Notes shall be deemed to include any Additional Amounts in respect of principal, premium, if any, or interest (as the case may be) which may be payable under the Notes.

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If the Issuer or a Guarantor becomes subject at any time to any taxing jurisdiction other than Luxembourg, Brazil or Peru, references herein to Luxembourg, Brazil or Peru, as applicable, shall be construed to include such other jurisdiction.

The Trustee shall have no obligation to determine whether any Additional Amounts are owed or for the calculation thereof.

Section 11.10.  Limitation on Liens.

The Issuer shall not, and shall not permit any of its Designated Subsidiaries to, Incur or suffer to exist any Lien on any of its Restricted Property to secure any Indebtedness of the Issuer or such Designated Subsidiary without making, or causing such Designated Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with (or prior to) such Indebtedness as to such Restricted Property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of the Issuer or such Designated Subsidiary which is subordinate in right of payment to the Notes, prior to such Indebtedness as to any such Restricted Property for so long as such Indebtedness will be so secured.

The foregoing restrictions shall not apply to:

(1)             any Lien on the inventory or receivables and related assets (other than those described in clause (3) below) securing obligations:

(i)               under any short term lines of credit, entered into in the normal course of business; or

(ii)             under any working capital facility;

(2)             Liens created solely for the purpose of securing the payment of all or a part of the purchase price (or the cost of construction or improvement, and any related transaction fee and expenses) of assets or property (including Capital Stock of any Person) acquired, constructed or improved after the Issue Date; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the purchase price of the assets or property so acquired, constructed or improved, (b) such Liens shall not encumber any assets or property other than the assets or property so acquired, constructed or improved and other than any unimproved real property on which the property so constructed, or the improvement, is located and (c) such Lien shall attach to such assets or property within 365 days of the construction, acquisition or improvement of such assets or property; provided, further, that to the extent that the property or asset acquired is Capital Stock, and subject to the limitations in clause (c) above, the Lien also may encumber other property or assets of the Person so acquired, provided, further, that any Lien is permitted to be incurred on the Capital Stock of any Person securing any Indebtedness of that Person that is (a) non-recourse to the Issuer or the Designated Subsidiary, and (b) incurred solely for purposes of financing the acquisition, construction or improvement of any property or assets of such Person;

(3)             Liens on accounts receivable and related assets in connection with any credit facility, including export or import financings and other trade transactions, or in

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connection with any Securitization Transaction provided that the aggregate amount of any Receivables sold or transferred in such Securitization Transaction securing Indebtedness shall not exceed (a) with respect to transactions related to revenues from exports, 80% of such Person’s consolidated net sales from exports; or (b) with respect to transactions related to revenues from domestic sales, 80% of such Person’s consolidated net sales in the jurisdiction in which such Person is located;

(4)             Liens granted to secure borrowings from (i) Banco Nacional de Desenvolvimento Econômico e Social-BNDES, or any other federal, regional or state governmental development bank or credit agency, or (ii) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(5)             Liens existing on the Issue Date;

(6)             Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary; provided, however, that the Liens may not extend to any other property owned by such Person;

(7)             Liens on properly at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person;

(8)             Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

(9)             Liens in favor of surety bonds or letters of credit issued pursuant to the request of, and for the account of, such Person in the ordinary course of its business;

(10)          any Lien securing obligations owed under applicable Peruvian laws to the Peruvian Ministry of Energy and Mines or other governmental authorities incurred in the ordinary course of business, including but not limited to, mine closure plans;

(11)          Liens securing obligations under hedging agreements not for speculative purposes;

(12)          any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of), in whole or in part, any Lien referred to in clauses (2), (4), (5), (6) or (7) above; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement except for any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

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(13)          Lien that do not fall within clauses (1) through (12) above and that secure Indebtedness which, exclusive of Indebtedness secured by other Liens permitted under this covenant, does not exceed an aggregate principal amount equal to 20% of Consolidated Total Assets.

For the avoidance of doubt, a Lien permitted by this Section 11.10 need not be permitted solely by reference to a single clause permitting such Lien, but may be permitted in part by such clause and in part by one or more other clauses of this covenant otherwise permitting such Lien.

Section 11.11.  [Intentionally Omitted].

Section 11.12.  Performance Obligations Under Other Documents.

The Issuer shall duly and punctually perform, comply with and observe all obligations and agreements to be performed by it set forth in the Transaction Documents.

Section 11.13.  Compliance with Laws.

Each of the Issuer and the Guarantors shall comply, and shall cause their respective Subsidiaries to comply, at all times with all applicable laws, rules, regulations, orders and directives of any government or government agency or authority having jurisdiction over the Issuer or any Guarantors, any of their respective Subsidiaries or the business of any of them or any of the transactions contemplated herein, except where the failure to do so would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders.

Section 11.14.  Maintenance of Government Approvals.

Each of the Issuer and the Guarantors shall, and shall cause their respective Subsidiaries to, duly obtain and maintain in full force and effect all governmental approvals, consents or licenses of any government or governmental agency or authority under the laws of Luxembourg, Brazil, Peru (including any Central Bank) or any other government or government agency having jurisdiction over the Issuer or necessary in all cases for the Guarantors and the Issuer to perform their respective obligations under the Transaction Documents or for the validity or enforceability thereof, except where the failure to do so would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders.

Section 11.15.  [Intentionally Omitted].

Section 11.16.  Maintenance of Books and Records.

Each of the Issuer and the Guarantors shall, and shall cause each of their respective Subsidiaries to, maintain books, accounts and records in all material respects in accordance with applicable GAAP, and in any case in the manner necessary to facilitate consolidation into the Guarantors’ consolidated financial statements.

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Section 11.17.  Ranking.

The Issuer shall ensure that the Notes will constitute senior unsecured and unsubordinated obligations of the Issuer, and will rank at least equally to all other present and future senior unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by statute or by operation of law). Each of the Guarantors shall ensure that its Guarantee will constitute senior unsecured and unsubordinated obligations of such Guarantor, and will rank at least equally to all other present and future senior unsecured and unsubordinated obligations of the Guarantors (other than obligations preferred by statute or by operation of law). No obligation will be considered to be senior to the Notes or the Guarantees by virtue of being secured on a first or junior priority basis.

Article XII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.1.      Option to Effect Defeasance or Covenant Defeasance.

The Issuer or a Guarantor may at its option, at any time elect to have either Section 12.2 or Section 12.3 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article XII.

Section 12.2.      Defeasance and Discharge.

Upon the Issuer’s or a Guarantor’s exercise of the option provided in Section 12.1 applicable to this Section, the Issuer and a Guarantor shall be deemed to have been discharged from their obligations with respect to the Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer and a Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer and a Guarantor, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest (and Additional Amounts, if any) on such Notes when such payments are due, (B) the Issuer’s and the Guarantors’ obligations with respect to such Notes under Sections 3.3, 3.4, 3.5, 11.2 and 11.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XII. Subject to compliance with this Article XII, the Issuer and the Guarantors may exercise their option under this Section 12.2 notwithstanding the prior exercise of their option under Section 12.3.

Section 12.3.      Covenant Defeasance.

Upon the Issuer or a Guarantor’s exercise of the option provided in Section 12.1 applicable to this Section, (i) the Issuer and the Guarantors shall be released from their obligations under Sections Section 9.1 and 11.15 through 11.17, inclusive and the Guarantors shall be released from all of its obligations under the Guarantees and under Article XIII of this Indenture, and (ii) the occurrence of an event specified in Section 6.1(3) (with respect to Section 9.1 and Sections 11.15 through 11.17, inclusive) shall not be deemed to be or result in an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

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Section 12.4.      Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 12.2 or Section 12.3 to the Outstanding Notes:

(1)             the Issuer or a Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee or its designee, in trust, for the benefit of the Holders (A) cash, (B) Cash Equivalents, (C) U.S. Government Obligations, or (D) a combination thereof, sufficient, in the written opinion of an internationally recognized firm of independent certified public accountants, investment bank or consulting firm to pay and discharge, the principal of, premium, if any, and each installment of interest (including Additional Amounts, if any) on the Notes on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the Holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt;

(2)             no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(3)             the Issuer or a Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.2 or the covenant defeasance under Section 12.3 (as the case may be) have been complied with;

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(4)             in the case of an election under Section 12.2, the Issuer or a Guarantor shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States stating that (x) the Issuer or a Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

(5)             in the case of an election under Section 12.3, the Issuer or a Guarantor shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States to the effect that the beneficial owners of the Outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

Section 12.5.      Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 11.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively, for purposes of this Section 12.5, the “Defeasance Trustee”) pursuant to Section 12.4 in respect of the Notes shall be held in trust and applied by the Defeasance Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as their own Paying Agent) as the Defeasance Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall, jointly and severally, pay and indemnify the Defeasance Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Defeasance Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 12.4 which, in the opinion of an internationally recognized accounting firm expressed in a written certification thereof delivered to the Defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

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Section 12.6.      Reinstatement.

If the Defeasance Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.2 or 12.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer and the Guarantors under this Indenture, the Guarantees and the Notes, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Defeasance Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.2 or 12.3; provided, however, that if the Issuer or the Guarantors makes any payment of principal of (and premium, if any) any Note following the reinstatement of such obligations, the Issuer or the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Defeasance Trustee or the Paying Agent.

Section 12.7.      Repayment to Issuer or the Guarantors.

Any money deposited with the Defeasance Trustee or any Paying Agent, or then held by the Issuer or a Guarantor, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer or the Guarantors on its written request or (if then held by the Issuer or the Guarantors) shall be discharged from such trust; and the Holder of such security shall thereafter, as a creditor, look only to the Issuer or the Guarantors for payment thereof, and all liability of the Defeasance Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Defeasance Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer and the Guarantors cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer or the Guarantors.

Article XIII

SUBSTITUTION OF THE ISSUER

Section 13.1.      Substitution of the Issuer.

Notwithstanding any other provision contained in this Indenture,

(a)             the Issuer may, without the consent of the Holders of the Notes (and by subscribing for any Notes, each Holder of the Notes expressly consents to it), be replaced and substituted by (i) any Wholly Owned Subsidiary of the Issuer or (ii) any Permitted Holding Company as principal debtor (in such capacity, the “Substituted Issuer”) in respect of the Notes provided that:

(1)             such documents (together, the “Issuer Substitution Documents”) shall be executed by the Substituted Issuer, the Issuer and the Trustee as may be necessary to give

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full effect to the substitution, including a supplemental indenture whereby (i) the Substituted Issuer assumes all of the Issuer’s obligations under this Indenture and the Notes and (ii) the Issuer (the “Additional Guarantor”) guarantees on an unsecured and unsubordinated basis the due and punctual payment of all amounts under this Indenture and with respect to the Notes (without limiting the generality of the foregoing) pursuant to which the Substituted Issuer shall undertake in favor of each Holder of the Notes to be bound by the terms and conditions of the Notes and the provisions of this Indenture as fully as if the Substituted Issuer had been named in the Notes and this Indenture as the principal debtor in respect of the Notes in place of the Issuer (or any previous substitute) and pursuant to which the Additional Guarantor will guarantee on an unsecured and unsubordinated basis the due and punctual payment of all amounts under this Indenture and with respect to the Notes (together, the “Substitution”);

(2)             if the Substituted Issuer is organized in a jurisdiction other than Luxembourg, the Issuer Substitution Documents shall contain a covenant by the Substituted Issuer and/or such other provisions as may be necessary to ensure that each Holder of the Notes has the benefit of a covenant in terms corresponding to the obligations of the Issuer in respect of the payment of Additional Amounts set forth in Section 11.9, and the Substituted Issuer will have a corresponding right of tax redemption set forth in Section 4.1, with the substitution in each case for the references to Luxembourg for references to the jurisdiction in which the Substituted Issuer is organized;

(3)             if the Substituted Issuer is organized in a jurisdiction other than Luxembourg, the Issuer Substitution Documents shall contain a covenant by the Additional Guarantor and/or such other provisions as may be necessary to ensure that each Holder of the Notes has the benefit of a covenant in terms corresponding to the obligations of the Additional Guarantor as a guarantor of the Notes in respect of the payment of Additional Amounts set forth in Section 11.9 (but with references to Luxembourg as the jurisdiction of incorporation of the Additional Guarantor);

(4)             if the Substituted Issuer is organized in a jurisdiction other than Luxembourg, the Issuer Substitution Documents shall also contain a covenant by the Substituted Issuer to indemnify each Holder and beneficial owner of the Notes, the Trustee and the Agents against all taxes or duties which arise by reason of a law or regulation in effect or contemplated on the effective date of the Substitution, which may be incurred or levied against such Holder or beneficial owner of the Notes or Trustee or Agent as a result of the Substitution and which would not have been so incurred or levied had the Substitution not been made, subject to similar exceptions set forth under clauses (1) through (7) of Section 11.9, mutatis mutandis; provided, that any Holder or beneficial owner of the Notes making a claim with respect to such tax indemnity shall provide the Issuer and the Substituted Issuer with notice of such claim, along with supporting documentation, within four weeks of the announcement of the Substitution of the Substituted Issuer as issuer; provided, further, that none of the Issuer (including the Substituted Issuer), the Guarantors (including the Additional Guarantor), any Paying Agent or any other Person shall be required to indemnify any Holder or beneficial owner of the Notes for any taxes imposed pursuant to FATCA, any treaty, law, regulation or

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other official guidance enacted by any jurisdiction implementing FATCA, or any agreement between the Issuer or the Substituted Issuer and the United States or any authority thereof implementing FATCA;

(5)             the Substituted Issuer shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Substituted Issuer from a leading firm of lawyers in the country of incorporation of the Substituted Issuer, to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Issuer and the Additional Guarantor;

(6)             the Issuer shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Issuer and the Substituted Issuer from a leading firm of New York lawyers to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Issuer and the Additional Guarantor under New York law;

(7)             the Issuer and the Substituted Issuer shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Issuer Substitution Documents;

(8)             there is no continuing Event of Default in respect of the Notes.

(b)             Upon effectiveness of the substitution, the Substituted Issuer and the Issuer shall deliver to the Trustee an Officer’s Certificate, executed by an Authorized Officer, certifying that the terms of this section have been complied with and attaching copies of all documents contemplated herein.

(c)             Upon the execution of the Issuer Substitution Documents as referred to in paragraph (a)(1) above and compliance with the other conditions in paragraph (a), (1) the Substituted Issuer shall be deemed to be named in the Notes as the principal debtor in place of the Issuer (or of any previous substitute under these provisions), (2) the Additional Guarantor shall be deemed to be named as a guarantor of the Notes and (3) the Notes shall thereupon be deemed to be amended to give effect to the transactions referred to in (1) and (2). Except as set forth above, the execution of the Issuer Substitution Documents shall operate to release the Issuer (or such previous substitute as aforesaid) from all its obligations as issuer of the Notes.

(d)             Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Issuer shall give notice thereof to the Holders of the Notes in accordance with the provisions described under Section 1.6.

Article XIV

GUARANTEES

Section 14.1.      Guarantees.

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Nexa CJM and Nexa Brazil hereby, jointly, severally, fully, absolutely and unconditionally guarantee on an unsecured basis to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, and for itself and the Paying Agents, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Amounts) on such Note and all other obligations of the Issuer under this Indenture, when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, redemption, purchase or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Issuer punctually to make any such payment, each of the Guarantors hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Issuer.

The Guarantees constitute unconditional and unsubordinated obligations of each of the Guarantors that will at all times rank at least equally with all other present and future unsecured senior obligations of each such Guarantor, except for any obligations that may be preferred by provisions of law that are both mandatory and of general application.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of any Note or this Indenture, the absence of any action to enforce the same, any release or amendment or waiver of any term of any other guarantee of, or any consent to depart from any requirement of any other guarantee, of all or any of the Notes, any waiver or consent by the Holder of any Note or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives notice of the acceptance of its Guarantee and of any of the obligations under this Indenture or the Notes (the “Obligations”) or of the accrual thereof, and further waives presentment, protest, notice or demand. This is a continuing guarantee and is a guarantee of payment and not of collection, and each of the Guarantors waives any right to require the Holders to initiate collection proceeds or otherwise enforce payment of the Obligations or any security or other guarantee therefor before obtaining payment hereunder.

The Guarantees shall continue to be in effect or be reinstated, as the case may be, if at any time (i) any payment in respect of any of the Obligations is rescinded or must otherwise be returned by the Holders, whether by reason of the insolvency, bankruptcy, receivership, reorganization or liquidation of the Issuer or any Guarantor or any other obligor or otherwise, all as though such payment had not been made or (ii) a Substituted Issuer, as defined in Section 13.1, assumes the Issuer’s obligations under the Notes pursuant to Article XIII hereof.

Each of the Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants, that these Guarantees will be discharged in respect of

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any Note except by complete performance of the obligations contained in such Note and in the Guarantees. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on any Note, whether at its Stated Maturity or by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this indenture, directly against any or all of the Guarantors to enforce the Guarantees without first proceeding against the Issuer. Each of the Guarantors agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes or to enforce or exercise any other right or remedy with respect to the Notes, or the Trustee or the Holders are prevented from taking any action to realize on any collateral, each of the Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No provision of the Guarantees, Notes or of this Indenture shall alter or impair the Guarantees of the Guarantors, of which the Guarantees are absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest (and Additional Amounts, if any) on the Note and the obligation under this Indenture upon which each Guarantee is endorsed.

Each of the Guarantors shall be subrogated to all rights of the Holders of the Notes upon which its Guarantee is endorsed against the Issuer in respect of any amounts paid by each of the Guarantors on account of such Note pursuant to the provisions of the Guarantees or this Indenture; provided, however, that none of the Guarantors shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest (and Additional Amounts, if any) on all Notes issued hereunder shall have been paid in full.

The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations under the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Each of the Guarantors hereby irrevocably waives all benefits set forth in the following provisions of the Brazilian law: articles 333, sole paragraph, 366, 368, 827, 829, sole paragraph, 830, 834, 835, 837 and 838 of the Brazilian Civil Code and articles 130 and 794 of the Brazilian Civil Procedure Code.

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No stockholder, officer, director, employer or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under the Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

Section 14.2.      Delivery of the Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth herein on behalf of the Guarantors.

Section 14.3.      Release of Guarantor.

(a)             Concurrently with any consolidation or merger of any of the Guarantors or any sale or conveyance of the property of any of the Guarantors as an entirety or substantially as an entirety, in each case as permitted by Section 9.1(a) hereof, and upon delivery by such Guarantor to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with Section 9.1(a) hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article XIV.

(b)             Concurrently with the defeasance of the Notes under Section 12.2 hereof or the covenant defeasance of the Notes under Section 12.3 hereof, each of the Guarantors shall be released from all of its obligations under its Guarantee endorsed on the Notes and under this Article XIV.

Article XV

MEETINGS OF HOLDERS OF SECURITIES

Section 15.1.      Purposes for Which Meetings May Be Called.

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to consider any matter affecting their interests, including, if proposed by the Issuer, the modification of the terms and conditions of the Notes; provided that any modification postponing the date for payment of any interest, reducing or canceling any amount of principal or the rate of interest payable or altering the currency of payment in respect of the Notes will only be binding if passed at a meeting of Holders at which a special quorum (as set forth in Section 15.4) is present.

Section 15.2.      Call, Notice and Place of Meetings.

(1)             The Trustee may at any time call a meeting of Holders of Notes of any series for any purpose specified in Section 15.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

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(2)             In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 15.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Notes in the amount specified above, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (1) of this Section.

Section 15.3.      Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Notes, a Person shall be (i) a Holder on a Record Date established pursuant to Section 15.5 of one or more Outstanding Notes, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be permitted to be present or to speak at any meeting of Holders of Notes of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 15.4.      Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a “quorum” for a meeting of Holders of Notes, however, any modification postponing the date for payment of any interest, reducing or canceling any amount of principal or the rate of interest payable or altering the currency of payment in respect of the Notes will only be binding if passed at a meeting of Holders of at least 66 ⅔% of the Notes (a “special quorum”). In the absence of a quorum or a special quorum, as the case may be, within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) of the time appointed for any such meeting, the meeting shall if convened upon the requisition of Holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is not a Business Day the next succeeding Business Day) at the same time and place. If within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) after the time appointed for any adjourned meeting a quorum or a special quorum, as the case may be, is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum or a special quorum, as the case may be, is present, the chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than ten calendar days (but without any maximum number of calendar days), and to such place as may be appointed by the chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.

Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of a reconvening of an adjourned

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meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes of such series which shall constitute a quorum.

Any resolution passed or decision taken at any meeting of Holders of Notes of any series duly held in accordance with this Section shall be binding on all the Holders of Notes of such series, whether or not presented or represented at the meeting. However, for the avoidance of doubt, no actions taken at such meeting shall be binding on all Holders of Notes unless such actions were approved by the minimum percentage in principal amount of the Outstanding Notes of the series as required elsewhere in this Indenture with respect to such actions.

Section 15.5.      Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)             Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes of a series in regard to proof of the holding of Notes of such series and the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(b)             The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 15.2(2), in which case the Issuer or the Holders of Notes of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting.

(c)             At any meeting each Holder of a Note of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Notes of such series held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note of such series or proxy.

(d)             Any meeting of Holders of Notes of any series duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 15.6.      Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Notes of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes of

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such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.2 and, if applicable, Section 15.5. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NEXA RESOURCES S.A.

By:	/s/ José Carlos del Valle Castro
Name:	José Carlos del Valle Castro
Title:	CFO

By:	/s/ Jones Aparecido Belther
Name:	Jones Aparecido Belther
Title:	Executive Officer

Signature Page to Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NEXA RESOURCES CAJAMARQUILLA S.A.

By:	/s/ José Carlos del Valle Castro
Name:	José Carlos del Valle Castro
Title:	CFO

By:	/s/ Jones Aparecido Belther
Name:	Jones Aparecido Belther
Title:	Executive Officer

Signature Page to Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NEXA RECURSOS MINERAIS S.A.

By:	/s/ Jones Aparecido Belther
Name:	Jones Aparecido Belther
Title:	Executive Officer

By:	/s/ Marcio Luis Silva Godoy
Name:	Marcio Luis Silva Godoy
Title:	Executive Officer

Witnesses:

By:	/s/ Rodrigo Cammarosano
Name:	Rodrigo Cammarosano

By:	/s/ Marcos Paiva
Name:	Marcos Paiva

Signature Page to Indenture

THE BANK OF NEW YORK MELLON,
as Trustee, Principal Paying Agent, Transfer Agent and Registrar

By:	/s/ Bhawna Dhayal
Name:	Bhawna Dhayal
Title:	Agent

Signature Page to Indenture

EXHIBIT A

FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL
NOTE
(Exchanges or transfers pursuant to
Section 3.4(c)(2) of the Indenture)

The Bank of New York Mellon
240 Greenwich Street
New York, New York 10286
United States
Attention: Global Corporate Trust

Re: Nexa Resources S.A.
6.750% Senior Unsecured Notes due 2034 (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 9, 2024 (the “Indenture”), among Nexa Resources S.A., as Issuer, Nexa Resources Cajamarquilla S.A. and Nexa Recursos Minerais S.A., as Guarantors, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as principal paying agent (the “Principal Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[ ] aggregate principal amount of Notes which are held in the form of the Restricted Global Note (CUSIP No. 65290DAB9 / ISIN No. US65290DAB91 / Common Code 279741005) with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Notes evidenced by the Regulation S Global Note (CUSIP No. L67359AB2 / ISIN No. USL67359AB21 / Common Code 279741226).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and that:

(A)       The offer of the Notes was not made to a person in the United States; and

(B)       either:

(i)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or
(ii)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

(C)       no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable; and

(D)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Nexa Resources S.A.

EXHIBIT B

FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL
NOTE
(Exchanges or transfers pursuant to
Section 3,4(c)(3) of the Indenture)

The Bank of New York Mellon
240 Greenwich Street
New York, New York 10286
United States
Attention: Global Corporate Trust

Re: Nexa Resources S.A.
6.750% Senior Unsecured Notes due 2034 (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 9, 2024 (the “Indenture”), among Nexa Resources S.A., as Issuer, Nexa Resources Cajamarquilla S.A. and Nexa Recursos Minerais S.A., as Guarantors, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as principal paying agent (the “Principal Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[ ] principal amount of Notes which are evidenced by an aggregate Regulation S Global Note (CUSIP No. L67359AB2 / ISIN No. USL67359AB21 / Common Code 279741226) and held with the Depositary through [Euroclear] [Clearstream] in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Restricted Global Note of the same series and of like tenor as the Notes (CUSIP No. 65290DAB9 / ISIN No. US65290DAB91 / Common Code 279741005).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Nexa Resources S.A.

EXHIBIT C-1

FORM OF CERTIFICATION FOR TRANSFER
OR EXCHANGE OF NON-GLOBAL RESTRICTED NOTE TO
RESTRICTED GLOBAL NOTE
(Transfers and exchanges pursuant to
Section 3.4(c)(4) of the Indenture)

The Bank of New York Mellon
240 Greenwich Street
New York, New York 10286
United States
Attention: Global Corporate Trust

Re: Nexa Resources S.A.
6.750% Senior Unsecured Notes due 2034 (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 9, 2024 (the “Indenture”), among Nexa Resources S.A., as Issuer, Nexa Resources Cajamarquilla S.A. and Nexa Recursos Minerais S.A., as Guarantors, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as principal paying agent (the “Principal Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[ ] principal amount of Restricted Notes held in definitive form (CUSIP No. 65290DAB9 / ISIN No. US65290DAB91 / Common Code 279741005) by [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Notes.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that (i) such Notes are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”) and accordingly the Transferor does hereby further certify that:

(A)	the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion;
(B)	such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A; and
(C)	the Notes have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Nexa Resources S.A.

EXHIBIT C-2

FORM OF CERTIFICATION FOR TRANSFER
OR EXCHANGE OF NON-GLOBAL RESTRICTED NOTE TO
REGULATION S GLOBAL NOTE
(Transfers and exchanges pursuant to
Section 3.4(c)(4) of the Indenture)

The Bank of New York Mellon
240 Greenwich Street
New York, New York 10286
United States
Attention: Global Corporate Trust

Re: Nexa Resources S.A.
6.750% Senior Unsecured Notes due 2034 (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 9, 2024 (the “Indenture”), among Nexa Resources S.A., as Issuer, Nexa Resources Cajamarquilla S.A. and Nexa Recursos Minerais S.A., as Guarantors, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as principal paying agent (the “Principal Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This Letter relates to U.S.$[ ] principal amount of Restricted Notes held in definitive form (CUSIP No. 65290DAB9 / ISIN No. US65290DAB91 / Common Code 279741005) by [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Notes.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that (i) such Notes are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the “Act”), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

(A)	the offer of the Notes was not made to a person in the United States; (B) either:
(i)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or
(ii)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;
(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or 904(b)(2)) of Regulation S, as applicable; and

(D)	the transaction is not part of a plan or scheme to evade the registration requirements of the Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Nexa Resources S.A.

EXHIBIT D-l

FORM OF CERTIFICATION FOR TRANSFER
OR EXCHANGE OF NON-GLOBAL REGULATION S
NOTE TO RESTRICTED GLOBAL NOTE
(Transfers and exchanges pursuant to
Section 3.4(c)(5) of the Indenture)

The Bank of New York Mellon
240 Greenwich Street
New York, New York 10286
United States
Attention: Global Corporate Trust

Re: Nexa Resources S.A.
6.750% Senior Unsecured Notes due 2034 (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 9, 2024 (the “Indenture”), among Nexa Resources S.A., as Issuer, Nexa Resources Cajamarquilla S.A. and Nexa Recursos Minerais S.A., as Guarantors, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as principal paying agent (the “Principal Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[                         ] principal amount of Regulation S Global Notes held in definitive form (CUSIP No. L67359AB2 / ISIN No. USL67359AB21 / Common Code 279741226) by [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Notes.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that (i) such Notes are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Nexa Resources S.A.

EXHIBIT D-2

FORM OF CERTIFICATION FOR TRANSFER
OR EXCHANGE OF NON-GLOBAL REGULATION S
NOTE TO REGULATION S GLOBAL NOTE
(Transfers and exchanges pursuant to
Section 3.4(c)(5) of the Indenture)

The Bank of New York Mellon
240 Greenwich Street
New York, New York 10286
United States
Attention: Global Corporate Trust

Re: Nexa Resources S.A.
6.750% Senior Unsecured Notes due 2034 (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 9, 2024 (the “Indenture”), among Nexa Resources S.A., as Issuer, Nexa Resources Cajamarquilla S.A. and Nexa Recursos Minerais S.A., as Guarantors, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as principal paying agent (the “Principal Paying Agent”), as transfer agent (the “Transfer Agent”) and registrar (the “Security Registrar”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[                         ] principal amount of Regulation S Global Notes held in definitive form (CUSIP No. L67359AB2 / ISIN No. USL67359AB21 / Common Code 279741226) by [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Notes.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that (i) such Notes are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the “Act”), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

(A)	the offer of the Notes was not made to a person in the United States; (B) either:
(i)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or
(ii)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;
(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or 904(b)(2) of Regulation S, as applicable; and

(D)	the transaction is not pan of a plan or scheme to evade the registration requirements of the Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Guarantors.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

cc: Nexa Resources S.A.